As filed with the Securities and Exchange Commission on August 9, 2005
                                       An Exhibit List can be found on page II-4
                                                     Registration No. 333-121793


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                           --------------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                  KNOBIAS, INC.
                 (Name of small business issuer in its charter)

               Delaware                                  6282                               13-3968990
    (State or other Jurisdiction of          (Primary Standard Industrial      (I.R.S. Employer Identification No.)
    Incorporation or Organization)           Classification Code Number)

                               875 Northpark Drive
                              Building 2, Suite 500
                               Ridgeland, MS 39157
                                 (601) 978-3399
              (Address and telephone number of principal executive
                    offices and principal place of business)

                     E. Key Ramsey, Chief Executive Officer
                                  KNOBIAS, INC.
                               875 Northpark Drive
                              Building 2, Suite 500
                               Ridgeland, MS 39157
                                 (601) 978-3399

            (Name, address and telephone number of agent for service)

                           --------------------------
                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)
                           --------------------------

                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------


                                              CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                       Proposed Maximum      Proposed Maximum      Amount of
          Title of Each Class of Securities           Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be Registered                    Registered         Security(1)             Price               Fee
-------------------------------------------------------------------------------------------------------------------------------
Shares of common stock, $.01 par value (2)                666,667            $0.77               $513,333.59            $60.42
Shares of common stock, $.01 par value (3)              1,916,666            $0.77             $1,475,832.82           $173.71
Shares of common stock, $.01 par value (4)              1,933,335            $0.77             $1,488,667.95           $175.22
Shares of common stock, $.01 par value (5)              3,000,000            $0.77             $2,310,000.00           $271.89
Total                                                   7,516,668                              $5,787,834.36           $681.24(6)
===============================================================================================================================



(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on December 27, 2004.


(2)   Represents shares of common stock.

(3)   Represents   shares  of  common  stock  underlying  Series  A  Convertible
      Preferred Stock.

(4)   Represents shares of common stock underlying Secured Convertible Notes.

(5) Represents shares of common stock underlying common stock purchase warrants.

(6)   $2,040.68 previously paid.


                           --------------------------


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



================================================================================

PROSPECTUS                           Subject To Completion, Dated August 9, 2005

     The information in this prospectus is not complete and may be changed.

                                  KNOBIAS, INC.
                               7,516,668 Shares of
                                  Common Stock

         This prospectus relates to the sale of up to an aggregate of 7,516,668 shares of common stock by the selling stockholders, including 1,916,666 shares of common stock underlying our series A convertible preferred stock, 1,933,335 shares of common stock underlying secured convertible notes, 3,000,000 shares of common stock issuable upon exercise of common stock purchase warrants and 666,667 shares of common stock issued and outstanding.

         The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We may receive up to $30,000 upon exercise of common stock purchase warrants. All costs associated with this registration will be borne by us.

         Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "KNBS." The last reported sales price per share of our common stock as reported by the NASD Over-The-Counter Bulletin Board on August 3, 2005, was $0.45.

                              -------------------

            Investing in these securities involves significant risks.
                     See "Risk Factors" beginning on page 3.

                              -------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Knobias, Inc., with the Securities and Exchange Commission. The Selling Stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and Knobias, Inc. is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  The date of this prospectus is ______, 2005.

                               PROSPECTUS SUMMARY


         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                                   Our Company


         We are a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through our wholly owned subsidiary, Knobias.com, LLC, we market our products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors.

         We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. We are capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.


         Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.


         For the years ended December 31, 2004 and 2003, we generated revenues in the amount of $1,972,388 and $1,343,427, respectively, and net losses of $2,811,127 and $1,830,803, respectively. For the three months ended March 31, 2005, we generated revenues in the amount of $550,886 and a net loss of $744,669. As a result of significant recurring losses from operations, our auditors, in their report dated April 4, 2005, have expressed substantial doubt about our ability to continue as going concern.


         Our principal executive offices are located at 875 Northpark Drive, Ridgeland, MS 39157, and our telephone number is (601) 978-3399.

                                  The Offering


The Offering

Common stock offered by selling  stockholders..........  Up to 7,516,668 shares, including the following:

                                                         -   up to 1,916,666 shares of common stock underlying series A convertible preferred stock;

                                                         -   up to 1,933,335 shares of common stock underlying secured convertible notes;

                                                         -   666,667 shares of common stock;

                                                         -   up to 3,000,000  shares of common stock issuable upon the exercise of common stock  purchase  warrants at an exercise price of $0.01 per share;

                                                         This number represents 13.07% of our current outstanding stock.

Common stock to be outstanding after the offering......  Up to 57,516,506 shares

Use of  proceeds.......................................  We will not receive any  proceeds  from  the  sale  of  the  common
                                                         stock.   However,  we  will  receive  the  sale price  of  any  common
                                                         stock  we  sell  to the selling   stockholders  upon  exercise  of  the
                                                         warrants.   We  expect  to  use  the   proceeds received from the
                                                         exercise of the warrants,  if any, for general working capital purposes.

Over-The-Counter Bulletin Board Symbol.................  KNBS

         The above information is based on 50,666,505 shares of common stock outstanding as of July 27, 2005.

Series A Convertible Preferred Stock


         In November 2004, we accepted Subscription Agreements from four institutional investors, for gross proceeds of $1,150,000, and issued 958,333 shares of our Series A Preferred Stock for $1.20 per share. Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to us or are themselves customers of ours, will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by us from each referred customer and from the holder itself for (i) access to our internet-based financial services platform and (ii) execution of customer securities transactions. Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment as provided below. In addition, in the event that (i) our pre-tax net income for the three month period ending December 31, 2005, calculated on an annualized basis, is less than $2,000,000, or (ii) the average closing price of our common stock for the month of December 2005 is less than $1.00 per share, then each share of the Series A Preferred Stock may be converted, at the option of the holder, into four shares of common stock.

8% Secured Convertible Notes

         On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or
(ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. Notwithstanding the foregoing, no Note Purchaser has the right to convert any portion of the Notes to the extent that, after giving effect to such conversion, such Note Purchaser would beneficially own in excess of 4.99% of our common stock outstanding. Commencing on the first anniversary of the date of purchase, we are obligated to redeem approximately 1/12 of the aggregate principal amount of the Notes, plus accrued and unpaid interest. We may elect to redeem any such monthly redemption amount in shares of common stock. After one year, if the volume weighted average trading price of our common stock for any 30 consecutive days exceeds $1.80 and the average dollar trading volume for such period exceeds $200,000, we may at our option cause the Note Purchasers to convert all or a portion of the principal amount of the Notes into common stock. Our obligations under the Notes are secured by a security interest in substantially all of our assets and a guarantee by our subsidiaries. At the time of the issuance of the Notes, and in connection therewith, we also issued to the Note Purchasers warrants to purchase an aggregate of 3,000,000 shares of our common stock. The warrants may be exercised, in whole or in part, at any time within five years from the date of the issuance of the Notes, for an exercise price of $.01 per share.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating To Our Company:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.


         We incurred net losses of $2,811,127 for the year ended December 31, 2004 and $1,830,803 for the year ended December 31, 2003. For the three months ended March 31, 2005, we incurred a net loss of $744,669. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

         In their report dated April 4, 2005, our independent auditors stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses for the year ended December 31, 2004 in the amount of $2,811,127 and our liabilities exceeding our current assets by $170,744 as of December 31, 2004. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.


If We Cannot Generate New Subscribers, We May Not Achieve Profitability.

         To increase our revenues and achieve profitability, we must increase our subscriber base significantly. We generate most of our leads for new subscribers from our website and through our existing customer relationships. These leads must be converted into subscriptions for our products and services at a rate higher than what we have been able to achieve so far. If we fail to do so, we may not achieve profitability.

The Industry In Which We Operate Is Highly Competitive And Has Relatively Low Barriers To Entry. Increased Competition Could Result In Margin Erosion, Which Would Make Profitability Even More Difficult To Achieve And Sustain.

         The market for financial information services is extremely competitive and the barriers to entry are relatively low. Increased competition could result in reduced operating margins, as well as a loss of market share and brand recognition. We compete with many providers of business and financial information including Bloomberg, Capital IQ, Dun & Bradstreet, Global Securities Information, Reuters, Standard & Poor's, Thomson Financial, thestreet.com, Edgar Online, 10-K Wizard, MSN and Yahoo! We also compete with large investment banking, brokerage and investment advisory firms that provide financial information services to their clients and others. Other competitors and potential competitors include education and publishing companies as well as e-commerce providers. Many of our existing and potential competitors have greater financial resources, larger market share, broader and more varied databases and libraries, technology and delivery systems that are more flexible or cost-effective, stronger alliances and/or lower cost structures than we do, which may enable them to establish a stronger competitive position than we have, in part through greater marketing opportunities. If we fail to address competitive developments quickly and effectively, we will not be able to grow.

Our Business Could Be Adversely Affected By Any Adverse Economic Developments In The Financial Services Industry And/Or The Economy In General.

         We depend on the continued demand for the distribution of business and financial information. Therefore, our business is susceptible to downturns in the financial services industry and the economy in general. Any significant downturn in the market or in general economic conditions would likely hurt our business.

If We Fail To Keep Up With Changes Affecting The Markets That We Serve, We Will Become Less Competitive, Adversely Affecting Our Financial Performance.

         In order to remain competitive and serve our customers effectively, we must respond on a timely and cost-efficient basis to changes in technology, industry standards and procedures and customer preferences. We need to continuously develop new products and services to address new developments. In some cases these changes may be significant and the cost to comply with these changes may be substantial. We cannot assure you that we will be able to adapt to any changes in the future or that we will have the financial resources to keep up with changes in the marketplace. Also, the cost of adapting our products and services may have a material and adverse effect on our operating results.

Our Growth Strategy Assumes That We Will Make Targeted Strategic Acquisitions. Acquisitions May Disrupt Our Business, Dilute Shareholder Value Or Distract Management's Attention From Operations.

         Unless we develop or acquire new content that we can market to our existing and new clients, our rate of revenue growth will continue to be slow and achieving profitability will be slow and difficult. We believe that the quickest and most efficient way for us to acquire new content is through targeted strategic acquisitions. If we fail to execute on this strategy, our revenues may not increase and our ability to achieve significant profitability will be delayed. Until now, our ability to acquire complimentary businesses has been hampered by our limited capital resources and the lack of a public market for our stock.

         An acquisition strategy is inherently risky. Some of the risks we may face in connection with acquisitions include:

         o  identifying appropriate targets in an efficient and timely fashion;
         o  negotiating terms that we believe are reasonable;
         o Failing to accurately assess the true cost of entering new markets or marketing new products;
         o integrating the operations, technologies, products, personnel and customers of the acquired enterprise;
         o  maintaining our focus on our existing business;
         o  losing key employees; and
         o reducing earnings because of disproportionately large depreciation and amortization deductions relating to the acquired assets.

         We may not be able to identify any appropriate targets or acquire them on reasonable terms. Even if we make strategic acquisitions, we may not be able to integrate these businesses into our existing operations in a cost-effective and efficient manner.

We May Encounter Risks Relating To Security Or Other System Disruptions And Failures That Could Reduce The Attractiveness Of Our Website And That Could Harm Our Business.

         Although we have implemented in our products various security mechanisms, our business is vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. Additionally, our operations depend on our ability to protect systems against damage from fire, earthquakes, power loss, telecommunications failure, and other events beyond our control. Moreover, our website and business solutions have, in the past, and may in the future, experience slower response times or other problems for a variety of reasons, including hardware and communication line capacity restraints, software failures or during significant increases in traffic when there have been important business or financial news stories and during the seasonal periods of peak SEC filing activity. These strains on our system could cause customer dissatisfaction and could discourage visitors from becoming paying subscribers. These types of occurrences could cause users to perceive our website and technology solutions as not functioning properly and cause them to use other methods or services of our competitors. Any disruption resulting from these actions may harm our business and may be very expensive to remedy, and could damage our reputation and discourage new and existing users from using our products and services. Any disruptions could increase costs and make profitability even more difficult to achieve.

We May Be Unable To Protect Our Intellectual Property Adequately Or Cost Effectively, Which May Cause Us To Lose Market Share Or Reduce Our Prices.

         Our success depends in part on our brand identity and our ability to protect and preserve our proprietary rights. We cannot assure you that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. We do not own any patents on our technology. Rather, to protect our intellectual property, we rely on trade secrets, common law trademark rights and trademark registrations, as well as confidentiality and work for hire, development, assignment and license agreements with our employees, consultants, third party developers, licensees and customers. However, these measures afford only limited protection and may be flawed or inadequate. Also, enforcing our intellectual property rights could be costly and time-consuming and could distract management's attention from operating business matters.

Our Intellectual Property May Infringe On The Rights Of Others, Resulting In Costly Litigation.

         In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non-infringing alternatives. Any of these results would increase our cash expenditures, adversely affecting our financial condition.

It May Be Difficult For A Third Party To Acquire Us, And This Could Depress Our Stock Price.

         Delaware corporate law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could delay, defer or prevent a change in control of our company or our management. These provisions could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of common stock. For example:

         o Without prior stockholder approval, the board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and preferences of that preferred stock;
         o There is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
         o Stockholders cannot call a special meeting of stockholders and cannot act by written consent; and
         o Our Bylaws establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management.

         Our officers and directors will beneficially own approximately 40% of our outstanding common stock upon completion of this offering if all shares registered are sold. As a result, these officers and directors, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:


         o  election of our board of directors;
         o  removal of any of our directors;
         o  amendment of our certificate of incorporation or bylaws; and
         o  adoption of measures that could delay or prevent a change in control
            or  impede  a  merger,   takeover,  or  other  business  combination
            involving us.


         As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating To Our Common Stock:


If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.


Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and
         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience objectives of the person; and
         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and
         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Risks Relating To Our Current Financing Agreements:


We May Not Be Able To Obtain, On A Timely Basis, The Effectiveness Of A Registration Statement Covering The Resale Of Outstanding Shares Or Shares To Be Purchased Upon The Exercise Of Outstanding Warrants Or The Conversion Of Convertible Securities.

         We are obligated to file with the SEC one or more registration statements covering the resale of (i) the shares of common stock to be issued upon conversion of our Series A Preferred Stock, (ii) the shares of common stock issuable on the conversion of the Notes and (iii) the shares of common stock issuable upon the exercise of the warrants issued to the Note Purchasers. Under the terms of the various registration rights agreements executed by us in connection with these financing agreements, if we fail to timely file such registration statements or are unable to cause such registration statements to become effective on a timely basis, we are obligated to make certain payments as liquidated damages to the holders of such securities. We are currently in default for a failure to have the registration statement declared effective and are paying liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC.


If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

         In November 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us, we are a party to any change in control transaction or fundamental transaction resulting in our disposing of at least 33% of our assets in one or more transactions and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 18% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants or Security Agreement, the Investors Could Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, Intellectual Property and Equity Securities of Our Subsidiaries.

         In connection with the Securities Purchase Agreement we entered into in November 2004, we executed a Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, intellectual property and equity securities in our subsidiaries. The Security Agreement states that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants or Security Agreement, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

                                 USE OF PROCEEDS


         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. A description of each selling shareholder's relationship to our Company and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                                                             PERCENTAGE
                                                                                 OF
                                                                             OUTSTANDING
                                                PERCENTAGE                     SHARES                         PERCENTAGE
                                                    OF          SHARES TO      TO BE                              OF
                                                OUTSTANDING        BE         ACQUIRED                        OUTSTANDING
                               SHARES             SHARES        ACQUIRED        UNDER             SHARES        SHARES
                            BENEFICIALLY       BENEFICIALLY     UNDER THE     THE            TO BE      BENEFICIALLY
                               OWNED              OWNED                                 SOLD IN        OWNED
     SELLING                  BEFORE             BEFORE        NOTE/  NOTE/          THE          AFTER
   STOCKHOLDER               OFFERING           OFFERING     PREFERRED STOCK PREFERRED STOCK(1)  OFFERING      OFFERING (2)
   -----------               --------           --------     ----------------------------------  --------      ------------
Cornell Capital
Partners, L.P.             1,500,001(3)            2.9%        833,334           1.62%      1,500,001              0%
101 Hudson Street
Suite 3606
Jersey City, NJ 07302

Duncan Capital
Group, LLC                10,056,700(4)           19.6%        500,000              *         500,000              *
830 Third Avenue
New York, NY 10022

Bushido Capital
Master Fund, L.P.          1,583,333(5)            3.0%        900,000           1.75%      1,650,000              0%
309 GT Upland House
South Church Street
George Town
Grand Cayman Islands

DCOFI Master LDC           2,499,999(6)            4.7%      1,133,333           2.19%      2,633,333              0%
830 Third Avenue
14th Floor
New York, NY 10022

Gamma Opportunity
Capital Partners, LP       1,233,333(7)            2.4%        483,334              *       1,233,334              0%


* Less than 1%


(1) Applicable percentage of ownership is based on 50,666,505 shares of common stock outstanding as of July 27, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of July 27, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 27, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(2) Assumes that all shares registered in this offering will be sold.

(3) Includes 833,334 shares of common stock into which the shares of Series A Preferred Stock are convertible.


(4) Includes (i) a warrant to purchase 25,000 shares of common stock issued to Bridges and PIPES, LLC, an affiliate of Duncan Capital and (ii) 500,000 shares of common stock into which the shares of Series A Preferred Stock are currently convertible. The shares of Series A Preferred Stock beneficially owned by Duncan Capital consist of 208,333 shares of Series A Preferred Stock held by Bridges and PIPES, LLC.

(5) Includes (i) 416,666 shares of common stock into which the shares of Series A Preferred Stock are currently convertible, (ii) 416,667 shares of common stock into which the Note held by Bushido Capital Master Fund, L.P. is currently convertible and (iii) a warrant to purchase 750,000 shares of common stock.

(6) Includes (i) 166,666 shares of common stock into which the shares of Series A Preferred Stock are convertible, (ii) 833,333 shares of common stock into which the Note held by DCOFI Master LDC is currently convertible and (iii) a warrant to purchase 1,500,000 shares of common stock.

(7) Includes (i) 416,667 shares of common stock into which the Note held by Gamma Opportunity Capital Partners, LP is currently convertible and (ii) a warrant to purchase 750,000 shares of common stock.


         The following information contains a description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with us:


o Cornell Capital Partners, L.P. is a purchaser of the Series A Preferred Convertible Stock. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.


o Duncan Capital Group, LLC is a purchaser of the Series A Preferred Convertible Stock. All investment decisions of Duncan Capital Group are made by Michael Crow, who possesses the investment power to act on behalf of Duncan Capital Group.

o Bushido Capital Master Fund, L.P. is a purchaser of the Series A Preferred Convertible Stock and of the 8% Secured Convertible Notes. Bushido Capital Partners, Ltd., a Cayman Island company, is the General Partner of the selling Shareholder Bushido Capital Master Fund, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares being registered on behalf of the shareholder. As such, Bushido Capital Partners, Ltd. may be deemed to be the beneficial owner of said shares. Louis Rabman and Christopher Rossman are the Directors of Bushido Capital Partners possessing the investment power to act on its behalf. Bushido Capital Partners, Ltd., Louis Rabman and Christopher Rossman each disclaim beneficial ownership of the shares being registered.

o DCOFI Master LDC is a purchaser of the Series A Preferred Convertible Stock and 8% Secured Convertible Notes. All investment decisions of DCOFI Master are made by its investment advisor, DC Opportunity Advisors LLC, which is owned by DC Asset Management LLC. Messrs. Richard Smithline and Jeff Haas, President and Senior Vice-President, respectively, of DC Asset Management LLC possess the investor power to act on DCOFI Master's behalf.

o Gamma Opportunity Capital Partners, LP is a purchaser of the 8% Secured Convertible Notes. Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the General Partner of the selling Shareholder Gamma Opportunity Capital Partners, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares being registered on behalf of the shareholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Jonathan Knight, PhD and Christopher Rossman are the Directors of Gamma Capital Advisors, Ltd. each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Jonathan Knight PhD and Christopher Rossman each disclaim beneficial ownership of the shares being registered.

                              PLAN OF DISTRIBUTION


         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of our common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.


         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock trades on the NASD Over-The-Counter Bulletin Board under the symbol "KNBS." Between January 5, 2004, when our stock was accepted for quotation on the Over-The-Counter Bulletin Board, and November 16, 2004, our stock traded under the symbol "COVSA". The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

         For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. All prices reflect a 1:3 reverse stock split on November 17, 2004.


                                    Low($)    High($)
                                    ------    -------
2004
First Quarter                       0.15      0.15
Second Quarter                      0.18      0.27
Third Quarter                       0.12      0.90
Fourth Quarter                      0.90      3.00

2005
First Quarter                       0.75      1.00
Second Quarter                      0.70      1.11
Third Quarter (2)                   0.45      0.70


(1) Our stock first traded on February 3, 2004.
(2) As of August 3, 2005.

         As of July 27, 2005, our shares common of common stock were held by 535 stockholders of record. We believe that the number of beneficial owners is greater than the number of record holders because a portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Continental Stock Transfer and Trust Company.


Dividend Policy

         Our board of directors determines any payment of dividends. We do not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o   discuss our future expectations;

         o contain projections of our future results of operations or of our financial condition; and

         o   state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

         The following discussion should be read in conjunction with our audited financial statements and notes thereto which appear elsewhere in this report.

General

         We are a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through our wholly owned subsidiary, Knobias.com, LLC, we market our products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors.


         We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. We are capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.


         Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.


Critical Accounting Estimates

Allowance for Doubtful Accounts

         We record an estimate for our estimated uncollectible accounts at the end of each period based upon a detailed analysis of the aging of accounts receivable and specific customer account analysis. Our policy is to block access to services for users who become delinquent for a certain period of time on their accounts. Because of this policy and diligent monitoring of past due accounts, we have had a limited number of accounts which have become uncollectible once their service has been established. We expect to continue and seek to improve ourcurrent procedures for monitoring and collection of past due accounts so that the expense from uncollectible accounts does not increase as our customer base continues to grow.

Deferred Revenue

         We generally receive monthly subscription fees for our services. However, from time to time, we will receive quarterly or annual subscriptions paid in advance and deferred revenue is recorded at that time. The deferred revenue is amortized into revenue on a pro-rata basis each month. Customers with quarterly or annual subscriptions may cancel their subscriptions and request a refund for future months' revenues at any time. The number and amount of quarterly and annual subscription pre-payments have been immaterial in recent history and are not expected to increase in the near term.

Internal Database Development and Amortization

         In our earlier years, we dedicated significant time of various employees to the development of our product and website. These costs were capitalized based on an allocation by employee of their time spent on projects which were deemed internal development projects under accounting standards. These costs are amortized on a straight-line basis beginning with the date of the website launch and are fully amortized at December 31, 2003. Our expenses costs related to updating and minor upgrades of the website and product as they are incurred. No project costs have been capitalized since the initial development of our website.

Results of Operations

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003.

         The following table shows the consolidated statements of revenues for the year ended December 31, 2004 and 2003:

                                       DECEMBER 31,
                                -------------------------
                                    2004          2003         $ CHANGE       % CHANGE
                                -----------    -----------     ----------     ----------
Revenue
 Subscription revenue           $ 1,819,371   $  1,172,165       $647,206          55%
 Information provisions             146,271        170,304        (24,033)        -14%
 Other                                6,746            958          5,788         604%
                                -----------    -----------
   Total revenue                  1,972,388      1,343,427        628,961          47%
Expenses
 Product related costs            2,123,683      1,635,653        488,030          30%
 Selling, general and
  administrative expenses         1,571,412      1,108,045        463,367          42%
 Depreciation and
  amortization                       87,764        286,426       (198,662)        -69%
                                -----------    -----------
   Total expenses                 3,782,859      3,030,124        752,735          25%
                                -----------    -----------
   Operating loss                (1,810,471)    (1,686,697)      (123,774)         -7%
                                -----------    -----------
 Interest expense, net             (329,923)      (208,548)      (121,375)        -58%
 Merges related costs              (670,733)            --       (670,733)       -100%
 Other income                            --         64,442        (64,442)       -100%
                                -----------    -----------
   Net loss                     $(2,811,127)   $(1,830,803)    $ (980,324)        -54%
                                ===========    ===========

         Subscription revenues have increased $647,206 or 55%. The single largest reason for this increase was our having our first full year of billing for our Morning+PLUS product. Billings for Morning+PLUS began in October 2003 with monthly billings of $1,400 and increased to billings for that product alone in December 2004 of $30,525. This $29,000 increase in monthly revenues was a gradual increase over the 15 month period with the addition of the service to both existing clients and new clients. Also, certain institutional customers who subscribe to our other products market this product to their clients and become a conduit for their clients' use of Morning+PLUS services. Total revenues for the year ended December 31, 2004, for the Morning+PLUS product were $210,000 compared to $8,000 for the year ended December 31, 2003. Of the remaining $440,000 increase, approximately 80% of the increase is attributable to the initiation of services for new customers while the remaining 20% represents enhancements or additions to current subscriptions for our customers at December 31, 2003.

         Product development content costs include employee costs for research and content, as well as technical personnel who are responsible for the continued performance of our website. It also includes costs paid to third parties for data services, user licenses, and exchange fees. For the year ended December 31, 2004, these costs increased 30% or $488,030 over the same costs for the year ended December 31, 2003. Of this increase $190,000 is attributable to costs associated with increased customer base and the remaining $300,000 is due to increased personnel costs for enhanced and expanded research efforts.

         Selling, general and administrative costs increased primarily as a result of increased administrative and sales compensation costs (including sales commissions).

         Depreciation and amortization expense decreased due to certain short-lived assets purchased in prior years becoming fully depreciated during the period, as well as website development costs becoming fully amortized during 2003.

         Interest expense for the years ended December 31, 2004 and 2003, represented interest on the line of credit outstanding during those periods of approximately $23,000 and $24,000, respectively. Subordinated debt issued during the year ended December 31, 2003, totaling $1,050,000 bore interest at rates of 12% to 24%. While this debt was not outstanding for the entire year during 2003, it was outstanding during eleven months of 2004 and attributed greatly to the increase in interest expense. These debentures have been converted to common stock during the merger, along with over $250,000 of accrued interest on those notes. While we have issued additional debt resulting from and/or subsequent to the merger on November 15, 2004, these debt securities bear interest at overall lower rates of 8% to 12%. Interest expense during 2004 also includes the amortization of debt issuance and debt discount costs of $67,000 for embedded beneficial conversion features, warrants and debt issuance costs paid by us during the year ended December 31, 2004.

QUARTER ENDED MARCH 31, 2005 COMPARED TO QUARTER ENDED MARCH 31, 2004.

         The following table shows the consolidated statements of revenues for the quarters ended March 31, 2005 and 2004:

                                      March 31,
                             -------------------------
                                 2005          2004         $ CHANGE    % CHANGE
                             -----------    -----------     ----------  --------
Revenue
 Subscription revenue        $   503,187   $    456,764      $ 46,423       10%
 Information provisions           47,699         45,000         2,699        1%
                              -----------    -----------
   Total revenue                 550,886        501,764        49,122       10%
Expenses
 Product related costs           656,512        497,078       159,434       32%
 Selling, general and
  administrative expenses        476,607        238,676       237,931      100%
 Depreciation and
  amortization                    20,436         22,432        (1,996)      -9%
                             -----------    -----------
   Total expenses              1,153,555        758,186       395,369       52%
                             -----------    -----------
   Operating loss               (602,669)      (256,422)     (346,247)    -135%
                             -----------    -----------
 Interest expense, net          (142,000)       (52,762)      (89,238)    -169%
 Merges related costs                 --             --            --       --%
 Other income                         --          5,828        (5,828)    -100%
                             -----------    -----------
   Net loss                  $  (744,669)   $  (303,356)    $(441,313)    -145%
                             ===========    ===========

         Subscription revenues have increased $46,423 or 10%. In 2004, we had only just begun to bill our customers for Morning+PLUS subscriptions. For the quarter ended March 31, 2005, we have significantly larger billings for Morning+PLUS with revenues approximating $30,000 each month versus only $18,000 for the entire first quarter of 2004. Much of this increase was offset by a decrease in overall revenues of approximately $30,000 each month due to certain customers who are no longer in business.

         Product related costs include employee costs for research and content, as well as technical personnel who are responsible for the continued performance of our website. It also includes costs paid to third parties for data services, user licenses, and exchange fees. For the quarter ended March 31, 2005, these costs increased 32% or $159,434 over the same costs for the quarter ended March 31, 2004. This increase is attributable to increases in employee costs for increases in personnel levels to provide content for our expanded subscription offerings.

         For the quarter ended March 31, 2005, selling, general and administrative costs increased $237,931 or 100% over the same period in 2004. Approximately $90,000 of this increase is attributable to increases in personnel costs with an additional $108,000 due to increases in professional fees.

         Interest expense for the quarter ended March 31, 2004, represented interest on the line of credit outstanding and on subordinated debt issued during the year ended December 31, 2003, totaling $1,050,000 bearing interest at rates of 12% to 24%. The increase for the quarter ended March 31, 2005, is due to subordinated debt issued during 2004. While the stated interest rate to be paid on the debt is 8% to 12%, interest expense includes approximately $110,000 of amortization of debt issuance and discount costs. The total debt issuance and debt issuance costs being amortized were $845,000 and are being amortized to interest expense over the life of this debt.

Liquidity and Capital Resources

         At March 31, 2005, we had cash of $60,316 and had a working capital deficit of $271,201. During November 2004, we fully satisfied loans included in current liabilities totaling $2,017,842 with either repayment in cash or the issuance of stock. We do not have any contracts, plans or agreements in place for any additional financing, except as discussed below. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Our principal sources of liquidity have been cash provide by private placement of equity and various debt financing (see below). Our principal uses of cash have been for operations and to finance capital expenditures.

         For the three months ended March 31, 2005, net cash used by operations was $407,000 with $225,000 received from the issuance of new debt. The net loss for the period of $745,000 was decreased by non-cash expense items and by increases in our accounts payable and accrued expenses. By comparison, the net cash used by operations for the quarter ended March 31, 2004, were $288,000 while we issued common stock for $488,000 and made payments on outstanding debt of $25,000. Net cash used by operations was closely correlated to its net loss for the period of $303,000.

         The purchase of fixed assets during the quarters ended March 31, 2005 and 2004, were insignificant.

         For the year ended December 31, 2004, our net cash used in operating activities was $1,841,000. This amount is comprised of a net loss for the period of $2,811,000 reduced by non-cash expense items of $829,000 but increased by growth of accounts payable and accrued expenses of $111,000. Capital expenditures for the period were $88,000. Changes in capital and debt resulting from the merger totaled $2,007,000.

         For the year ended December 31, 2003, net cash used in operating activities were $1,356,000. The net loss for the same period was $1,831,000 reduced by $286,000 in non-cash expenses. The remaining difference is due primarily to increases in accounts payable and accrued expenses of $353,000. We received $97,000 from the sale of investment securities during the period and issued debt securities of $1,050,000.

         The following is a description of certain transactions that were entered into during 2004 and the first part of 2005 to help provide funds for ongoing operations:

         o   We  executed  an  Agreement   and  Plan  of   Reorganization   with
             Consolidated Travel Systems, Inc. in which we consummated a reverse merger with that company.

         o On November 15, 2004, we accepted Subscription Agreements from four institutional investors, for gross proceeds of $1,150,000, and issued 958,333 shares of our Series A Preferred Stock for $1.20 per share. The proceeds of the private placement were used to pay certain expenses in connection with the merger and for debt retirement and working capital.

         o On November 15, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of our common stock, for a total purchase price of up to $10 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay us 98% of, or a 2% discount to, the lowest volume weighted average price of the common stock on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded for the five days immediately following the notice date. Cornell Capital will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital's obligation to purchase shares of common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including our obtaining an effective registration statement for the resale of the common stock sold under the Standby Equity Distribution
             Agreement. Each advance under the Standby Equity Distribution Agreement cannot exceed $250,000 and the maximum amount of advances during any 30-day period cannot exceed $1,000,000. In no event can the number of shares issued to Cornell Capital pursuant to an advance cause Cornell Capital to own more than 9.9% of the shares of common stock outstanding. Subsequent to December 31, 2004, this Standby Equity Distribution Agreement was cancelled.

         o On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either
             (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or (ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). We utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

         o On March 15, 2005, we entered into a Securities Purchase Agreement with DCOFI Master, LDC for $550,000 to refinance prior debt of $500,000 and to incur additional debt to both pay interest accrued and prepay interest in the near term totaling $50,000. The notes bear interest at 12% with interest payable monthly and mature September 1, 2006. In connection with this agreement, we also issued 100,000 shares of our common stock and issued a warrant to purchase 323,530 shares of our common stock at $0.85 per share to DCOFI Master, LDC. In the event of prepayment, we must pay 110% of the principal due, plus all accrued and unpaid interest. If we do not repay these notes within two trading days of the maturity date, we are obligated to issue to the holders 100,000 shares of our common stock. DCOFI Master, LDC holds a second priority lien on substantially all of our assets. This lien is junior to the lien granted to the holders of the Secured Convertible Notes issued November 15, 2004.

         o During April 2005, we borrowed $50,000 from one of our directors to finance ongoing operations. The note bears interest at 12% per annum, payable monthly, and matures October 7, 2005. In connection with the issuance of this note, the Company also issued 10,000 warrants to purchase the Company's common stock.

         o On April 28, 2005, we entered into a Line of Credit agreement with a local bank for $300,000 bearing interest at prime plus two percent and maturing on April 27, 2006. We will make periodic draws under this agreement, as deemed necessary by management. The Line of Credit is guaranteed by certain of the Company's shareholders and board of directors.

         Other than interest paid in connection with restructuring of debt and equity during the merger in November 2004, we have paid a minimal amount of interest during all periods reported. Although our new debt obligations require significant interest payments, we have the option with our newly issued 8% Securities Purchase Agreement for $1,000,000 to pay interest in kind by issuing shares of our common stock. Also, we restructured our $500,000 Securities Purchase Agreement with DCOFI Master LDC to increase the principal to $550,000 using the additional $50,000 to pay all accrued interest and prepay future interest. We believe that future increases in revenues and other debt and equity cash inflows will enable us to be able to meet interest and debt repayment obligations.

         We believe that the above-described actions will provide us with the immediate financial requirements to enable us to continue as a going concern. In the event that we are unable to raise additional funds, we could be required to either substantially reduce or terminate our operations.

         We are not aware of any material trend, event or capital commitment which would potentially adversely affect liquidity.

Contractual Obligations

                                                        Current
    Contractual Obligations             Amount         Fiscal Year           1-3 Years         4-5 years
    -----------------------             ------         -----------           ---------         ---------
Employment agreements                 $1,050,000        $ 350,000             $ 700,000            -
Short-term debt                            3,128            3,128                     -            -
Long-term debt                         1,550,000                -             1,550,000            -
Operating leases                          43,000           30,000                13,000            -
                                  -------------------------------------------------------------------
  Total contractual obligations       $2,646,128         $383,128            $2,263,000            -
                                  -------------------------------------------------------------------

         Additionally, we have incurred debt subsequent to the filing which increases the current fiscal year requirement by $50,000 and the 1-3 year requirement by $170,000. There are no obligations past the year 2006.

                                    BUSINESS

Introduction and Background


         We are a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through our wholly owned subsidiary, Knobias.com, LLC, we market our products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors.


         We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. We are capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.


         Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.

         Our principal executive offices are located at 875 Northpark Drive, Ridgeland, MS 39157, and our telephone number is (601) 978-3399.

Strategy

         We utilize a multi-level strategy to generate revenues. Our initial strategy involves the collection and integration of comprehensive, broad-based financial information products that appeal to all market participants. Cost-effective, yet broad-based, services help us generate subscription revenues across all levels of market participants while allowing those customers to consolidate less comprehensive vendors.

         Another strategy involves the deployment of more focused, niche-based financial information products that appeal to concentrated and more valuable market segments. Utilizing customer relationships, Knobias intends to increase revenue growth through more specialized products.

         Knobias currently targets businesses worldwide as our products are attractive to investors, analysts, brokers or advisers interested in the U.S. equities markets. Our current customers and potential markets may include the following:

         o   Retail brokers;
         o   Institutional brokers;
         o   Wholesale trading firms;
         o   Investment  banks  and  other  financial  institutions;
         o   Research analysts;
         o   Investment advisors and portfolio managers;
         o   Buy side traders;
         o   Hedge funds;
         o   Trust and pension funds;
         o   Securities attorneys;
         o   Public companies;
         o   Corporate intranets;
         o   Investor relations and PR firms;
         o   Financial executives;
         o   U.S. exchanges and ECNs;
         o   Financial websites;
         o   Web portals;
         o   Individual investors;
         o   Day traders and semi-professional traders;
         o   Financial planners and private client groups; and
         o   Content publishers.

Products


         Knobias generates revenues primarily through the sale of content access and distribution. Knobias subscription and pay-per-view products are primarily web-based and are accessed via the Internet by our customers. Knobias also generates revenues via co-branding, web hosting services, issuer services, data distribution and redistribution agreements. All of Knobias' products can be purchase in bundled format, with as few as two and as many as all products Knobias sells. Bundled products have accounted for revenues 68% and 68% during the years ended December 31, 2003 and 2004 and 48% for the quarter ended March 31, 2005. Knobias content and services include the following:


Knobias Fundamentals.


         Knobias maintains a comprehensive database of fundamental research information covering over 14,000 U.S. equities. This database is comprised of proprietary data and information from third party vendors. Data sections include stock quotes, stock charts, company profiles, company and market news, company events, analysts ratings, short interest data, technical analysis, historical quotes, income statements, balance sheets, cash flow statements, financial ratios, revenue and earnings consensus estimates, analysts opinions, historical earnings surprises, insider transactions, institutional holdings, mutual fund holdings, historical timelines and company reports. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the quarter ended March 31, 2005.


Knobias RaiDAR.


         Knobias has developed customizable, real-time news and alerting applications that combine news items from over 80 sources, SEC filings and proprietary stories from our own real-time news desk. All items are delivered to the user in real-time and are tagged with hundreds of relevant subject codes. Each item is color coded by major subject group for quick user identification. Users can filter real-time items by a number of criteria including subject, portfolio and marketplace. Unbundled sales of this product have accounted for revenues 18% and 13% during the years ended December 31, 2003 and 2004, respectively, and 11% for the quarter ended March 31, 2005.

KNO-Zone.


         The KNO-Zone product provides customers with a proprietary view of the most important stock and market related content in real-time. Produced by our own staff of editors, the KNO-Zone application delivers a more focused view of the most important events driving each day's market. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the quarter ended March 31, 2005.


Knobias Calendars.


         Knobias maintains a complete set of stock and market related calendars driven completely by proprietary data collected by Knobias staff. The calendar products include a market planner, earnings, conference calls, shareholder meetings, stock splits, stock dividends, media events, company presentations and industry conferences. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the quarter ended March 31, 2005.


Knobias Tools and Analytics.


          Knobias provides its customers with a number of miscellaneous tools for screening, filtering and analysis such as the Morning Call portfolio summary, most actives, stock screeners, technical alerts, EDGAR tools, holder searches and news filtering. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the quarter ended March 31, 2005.


Knobias Morning+PLUS.


         Morning+PLUS is one of our flagship specialty products. It provides customers with over 30 modules of content for the design of their own custom intraday report. A majority of the content modules are filtered by the user's own portfolio list allowing for an extremely focused morning briefing. Each of the 30 modules is optional and includes broad content. Unbundled sales of this product have accounted for revenues 1% and 10% during the years ended December 31, 2003 and 2004, respectively, and 24% for the quarter ended March 31, 2005.


CoBranding and Data Services.


         Knobias derives a portion of its revenues by provisioning financial data out to customers through website development and hosting as well as through direct data feeds and distribution agreements. Potential customers include financial websites, trading platforms, public company websites, content publishers, etc. Unbundled sales of this product have accounted for revenues 9% and 7% during the years ended December 31, 2003 and 2004, respectively, and 6% for the quarter ended March 31, 2005.


Knobias Issuer Services.


         In early 2004, Knobias began to specialize in providing certain corporate services to public companies, particularly small and micro cap issuers. Knobias provides public issuers and their investor relations professionals with website and data hosting, press release distribution, market awareness programs and conference call hosting. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the quarter ended March 31, 2005.


pipeTrac.

         pipeTrac is the newest member of the Knobias product family, focusing on the Private Investment in Public Equities markets. The Company feels that pipeTrac is the leading tool for any market participant that has a stake in the PIPE space.

         pipeTrac adds value in three major ways:

         o pipeTrac is the only product that delivers information on PIPE transactions in real-time, including registration effectiveness.

         o pipeTrac also allows powerful querying capabilities for deals and players in this burgeoning space.


         o pipeTrac is the only product that includes current contact information for investors, advisors, agents and issuers. PipeTrac products were billed initially in January 2005 and represented 10% of revenues for the quarter ended March 31, 2005.


Competition

         Due to our diverse product lines, we perceive competition on a number of different levels. On a broad-based information level, we believe competition is limited to a small group of companies, most of which are substantially larger than we are and have access to significant amounts of capital. On a product-by-product level, we perceive competition from a number of small competitors, only a few of which have the diverse product lines of Knobias.

Broad-Based Financial Platforms.

         We believe there are a limited number of companies that provide comprehensive, broad-based financial information platforms to the professional equities space. Most companies in this group however are substantially larger than we are and have access to significant amounts of capital. The major competitors in this space are Bloomberg, FactSet Research Systems, Inc., Reuters, and Thomson Financial. Many of these competitors provide real-time quotes, market data and analytics which are not currently a part of our product offerings. Many of these competitors also provide coverage on international securities, treasuries and corporate bonds which coverage also is not currently part of our product offerings. We believe we are able to compete for customers interested in U.S. equity information due to our low cost and ease of use advantages.

Proprietary News and Commentary.

         There are a number of companies that produce proprietary stock market news and commentary daily including many of those also providing broad-based financial information. Many of the major players such as Bloomberg, Dow Jones, and Reuters are substantially larger than we are and have access to significant amounts of capital. Other competitors in this space are smaller companies with focused services that do not include broad-based product lines such as Briefing.com, theFlyontheWall.com and StreetAccount.com. Most of these smaller competitors focus on the "upper percentage" of U.S. equities and do not provide coverage on all U.S. equities as does Knobias.

Niche-Based Financial Information Products.

          There are many competitors firmly entrenched in a variety of focused, niche-based information products. Few of these competitors provide information services beyond their designated niches. Our Morning+PLUS product competes with many financial newsletters produced daily as well as daily notes produce by many large brokers, investment banks and research firms. We believe our Morning+PLUS advantage lies in our technology, customization and delivery. Our new pipe|TRAC product competes with long time players such as Sagient Research (formerly PlacementTracker.com) and PrivateRaise.com. We believe our products can be competitive in this space due to our integration with other Knobias product lines not offered by these competitors.

Issuer and Corporate Services.

          There are many competitors that provide public companies with a variety of services to assist their investor and public relation efforts. Larger competitors in this space such as BusinessWire, Computershare, PR Newswire and Thomson have a significant market share of the more established mid and large cap companies. Many of the major stock exchanges such as Nasdaq and NYSE also provide certain issuer services to their listed companies. It is our intent to focus initially on providing small and micro cap issuers with similar, less expensive services. There does exist, however, a large, but fragmented group of smaller competitors that serve small cap companies. We see our advantage in this space being our distribution capabilities and trusted brand name.

Employees

         As of December 28, 2004, we had 41 full-time employees, including three in management, three in administration, four in sales, three in information systems/technology and 30 in research. Our employees are not members of any union, nor have we entered into any collective bargaining agreements. We believe that our relationship with our employees is good.

Transfer agent

         Our transfer agent is Continental Stock Transfer and Trust Company, 17 Battery Place, New York New York 10004.

Legal Proceedings

         From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Description of Properties

         Our offices are located in leased facilities at Building 2, Suite 500, 875 North Park Drive, Ridgeland, Mississippi 39157. The 7,576 square-foot facility includes offices and computer equipment and maintenance areas. The monthly rent for our office space is $7,576. We also lease residential property in Jersey City, New Jersey, for a monthly rent of approximately $2,300, in order to provide accommodations for our officers and employees who travel frequently to the New York area. We believe that our leased property is sufficient for our current and immediately foreseeable operating needs.

                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth certain information regarding the members of our board of directors and our executive officers as of December 21, 2004:

Name                                        Age               Position
----                                        ---               --------
E. Key Ramsey                               44                President, Chief Executive
                                                              Officer, Chairman of the Board of
                                                              Directors and Director

Gregory E. Ballard                          38                Vice President, Chief Operating
                                                              Officer and Director

Robert L. Atkins                            44                Secretary and Director

Timothy J. Aylor                            39                Director

Danny M. Dunnaway                           55                Director

Joseph L. Stephens                          46                Director

Kevin T. Crow                               43                Director

         Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

         E.  Key  Ramsey.  Mr.  Ramsey  was  a  self-employed   residential  and
commercial real estate developer for over 17 years, prior to creating the Knobias business concept with co-founder Greg Ballard, in November 1999. He has served as President and a director of Knobias since March 2000.

         Gregory E. Ballard. Mr. Ballard was self-employed for approximately 12 years in the residential and commercial design and construction business. He was a co-founder with Mr. Ramsey of the Knobias business concept and has designed and created Knobias' extensive and flexible databases and the Knobias.com web site. He has served as Chief Operating Officer and a director of Knobias since March 2000. From March 2000 to March 2002, he was also Secretary of Knobias.

         Robert L. Atkins. Mr. Atkins has been in the insurance business for more than 20 years. Since January 1999, he has managed a multi-line insurance agency consisting of five producers and four staff members in three separate offices. He is a Chartered Life Underwriter (CLU) and Life Underwriting Training Council Fellow (LUTCF). Mr. Atkins has been a director of Knobias since March 2000 and has served as Secretary since March 2002.

         Timothy J. Aylor. Mr. Aylor has been employed by affiliates of General Electric for more than 15 years, and is currently Vice-President Finance for GE Capital, a global financial management company with portfolio assets totaling $6 billion. He has served as a director of Knobias since March 2000.

         Danny M. Dunnaway. Mr. Dunnaway has been a private investor for more than the past five years, and has served as a director of Knobias since March 2000.

         Joseph L. Stephens. Mr. Stephens is the President of Rehabilitation Centers, Inc., which provides residential treatment, health services and educational services for handicapped children in Mississippi and Arkansas. He has served as a director of Knobias since March 2000.

         Kevin Crow. Since April 2004, Mr. Crow has been the Chief Executive Officer of Diversified Corporation Solutions, LLC, a business advisory company. From September 2000 to December 2003, Mr. Crow was the General Manager of the San Diego Spirit of the Women's United Soccer Association, a professional athletic league, and then Chief Operating Officer of the Women's United Soccer Association. He was President of ZipDirect, LLC, a full service printing, mailing and shipping company, from February 1994 to September 2000. He is a director of Grant Life Sciences, Inc. Mr. Crow is the brother of Michael Crow, who serves as the Chairman and Chief Executive Officer of Duncan Capital Group LLC, which is our financial advisor and beneficially owns 19.5% of our outstanding common stock, and 21.7% of our outstanding Series A Preferred Stock.

         Except as described above, there are no family relationships among any of our new directors and executive officers. In connection with a memorandum of understanding entered into earlier this year between Knobias and Duncan Capital, Duncan Capital was entitled to designate a representative to our board of directors upon consummation of the Merger, and Mr. Crow is to serve as Duncan Capital's representative. No other arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control in the future.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


The following table sets forth for the years ended December 31, 2004, 2003 and 2002, certain information as to the total cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for our company and Knobias, as applicable, by the respective chief executive officers and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.


                           SUMMARY COMPENSATION TABLE
                             Long-Term Compensation


        Name and Principal Position             Year       Annual Compensation                 Long-Term Compensation    All Other
                                                                                                                        Compensation
                                                                                                                            ($)

                                                                                              Awards            Payouts


                                                       Salary   Bonus  Other Annual  Restricted   Securities     LTIP
                                                                       Compensation     Stock     Underlying   Payouts
                                                         ($)     ($)       ($)        Award(s)     Options/      ($)
                                                                                        ($)       SARs (#)
E. Key Ramsey,  Our  President and CEO after    2004   146,875    0         0            0            0           0            0
the Merger and President of Knobias             2003   135,000    0         0            0            0           0            0
                                                2002   135,500    0         0            0            0           0            0
Gregory E. Ballard,  Our Vice  President and    2004   146,875    0         0            0            0           0            0
COO after the Merger and COO of Knobias         2003   135,000    0         0            0            0           0            0
                                                2002   135,500    0         0            0            0           0            0



Stock Option Plans

Knobias, Inc. 2004 Stock Incentive Plan

         The following is a brief summary of the stock incentive plan, a copy of which is attached hereto as Exhibit 10.1. The following summary is qualified in its entirety by reference to the stock incentive plan.

Types of Awards

         The stock incentive plan provides for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended and other stock-based awards. No more than 50% of the total number of shares of common stock covered by the stock incentive plan may be issued pursuant to awards that are not options or stock appreciation rights.

         Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. Outstanding options may not be amended to provide an exercise price per share which is lower than the then current exercise price per share of such outstanding options. The board of directors may not cancel any outstanding options and grant in substitution for such options new options under the stock incentive plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then current exercise price per share of the cancelled options. The board of directors will, however, have the power to amend stock options to convert them into stock appreciation rights and make other amendments to options, provided that the optionee must consent to such action unless the board determines that the action would not materially and adversely affect the optionee.

         Restricted Stock and Restricted Stock Unit Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the board of directors may determine.

         Restricted stock and restricted stock unit awards granted under the stock incentive plan may vest (i) solely on the basis of passage of time, (ii) solely based on achievement of specified performance criteria or (iii) upon the passage of time, subject to accelerated vesting if specified performance criteria are met. The board of directors may determine, at the time of grant, that a restricted stock or restricted stock unit award being made to an officer will vest solely upon achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code. The performance criteria for each restricted stock or restricted stock unit award intended to so qualify for purposes of Section 162(m) of the Internal Revenue Code will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels.

         Except as noted below, (i) restricted stock and restricted stock units that vest solely on the basis of passage of time may vest no faster than ratably over three years; and (ii) restricted stock and restricted stock units that vest based on achievement of specified performance criteria, or provide for accelerated vesting based upon achievement of specified performance criteria, may not vest earlier than the first anniversary of the date of grant. These vesting restrictions do not apply to restricted stock and restricted stock unit awards collectively with respect to up to 5% of the total number of shares of common stock covered by the stock incentive plan. In addition, the board of directors may make exceptions to the vesting limitations described above in the event of the recipient's death, a change in control or other extraordinary circumstances specified in the stock incentive plan.

         Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive, at our election, an amount in cash or common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.

         Other Stock-Based Awards. Under the stock incentive plan, the board of directors has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation rights to purchase shares of common stock, having such terms and conditions as the board may determine.

Eligibility to Receive Awards

         Employees, officers, directors, consultants, advisors and other service providers are eligible to be granted awards under the stock incentive plan. The maximum number of shares with respect to which awards may be granted to any participant under the stock incentive plan may not exceed 5 million shares per calendar year.

Stock Available for Awards

         Awards may be made under the stock incentive plan for up to 5 million shares of common stock.

New Plan Benefits

         At the effective time of the merger, approximately 39 persons were eligible to receive awards under the stock incentive plan, including two executive officers and five non-employee directors of Knobias, who became our officers and directors at the effective time of the merger. The following table provides certain information with respect to options granted under the stock incentive plan at the effective time of the merger.

                            2004 Stock Incentive Plan

Name and Position                                                      Nonqualified Stock Options

                                                             Shares Subject to            Shares Subject to
                                                               Options at an                Options at an
                                                             Exercise Price of            Exercise Price of
                                                             $3.004 per Share             $1.295 per Share
Executive Officers                                                            0                            0
Non-Executive Director Group                                              8,000                        6,000
Non-Executive Officer Employee Group                                     52,500                       86,000

         The granting of future awards under the stock incentive plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration

         The stock incentive plan is administered by the board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the stock incentive plan and to interpret the plan's provisions. The board may also delegate authority under the stock incentive plan to a committee of the board of directors. The board may also delegate authority under the stock incentive plan to one or more officers, except that the board will fix the terms of the awards to be granted by such officers and the maximum number of shares subject to awards that the officers may grant. No officer will be authorized to grant awards to himself or herself.

         Subject to any applicable delegation by the board of directors and any applicable limitations contained in the stock incentive plan, the board of directors selects the recipients of awards and determines:

         o the number of shares of common stock covered by options and the dates upon which such options become exercisable;
         o the exercise price of options, which may not be less than 100% of the fair market value of common stock;
         o   the duration of options, which may not exceed 10 years;
         o   the terms of stock appreciation  rights and the dates or conditions upon which such stock appreciation rights become exercisable; and
         o   the  number of shares of common  stock  subject  to any  restricted stock, restricted stock unit or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

         We are required to make appropriate adjustments or substitutions in connection with the stock incentive plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization to the extent the board of directors deems such adjustment or substitution to be necessary and appropriate. The stock incentive plan also contains provisions addressing the consequences of any "reorganization event," which is defined as:

         o any merger or consolidation of with or into another entity as a result of which all of the common stock is converted into or exchanged for the right to receive cash, securities or other property; or
         o any exchange of all of common stock for cash, securities or other property pursuant to a share exchange transaction.

         If any award expires or is terminated, surrendered or canceled without having being fully exercised, is forfeited in whole or in part, or results in any common stock not being issued because (i) the award is settled for cash, or
(ii) shares are used to satisfy the exercise price or tax withholding obligation, the unused shares of common stock covered by such award will again be available for grant under the stock incentive plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Termination or Amendment

         No award may be made under the stock incentive plan after the completion of ten years from the date on which the plan is approved by our stockholders, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the stock incentive plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by the board of directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders. In addition, without the approval of our stockholders, no amendment may:

         o increase the number of shares authorized under the stock incentive plan;
         o materially increase the benefits provided under the stock incentive plan;
         o materially expand the class of participants eligible to participate in the stock incentive plan;
         o   expand the types of awards provided under the stock incentive plan;
             or
         o make any other changes which require stockholder approval under the rules of the national securities market on which the shares of common stock are quoted.

         No award may be made that is conditioned on the approval of our stockholders of any amendment to the stock incentive plan.

Federal Income Tax Consequences

         The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the stock incentive plan. This summary is based on the tax laws in effect as of the date of this information statement. Changes to these laws could alter the tax consequences described below.

         Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company, Knobias, or any other 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

         A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

         Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

         Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

         Restricted Stock Units. A participant will have income from a restricted stock unit equal to the difference of the fair market value of the stock on the date of delivery of the stock less the purchase price. A participant is not permitted to make a Section 83(b) election for a restricted stock unit.

         Stock Appreciation Rights and Other Stock-Based Awards. The tax consequences associated with stock appreciation rights and any other stock-based awards granted under the stock incentive plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

         Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Securities Authorized for Issuance under Equity Compensation Plans


         The following table provides information regarding the status of our existing equity compensation plans at December 31, 2004.

                                                                                                               Number of securities
                                                                                                                     remaining
                                                                                                                   available for
                                                                                                                  future issuance
                                                                     Number of                                     under equity
                                                                   securities to               Weighted-           compensation
                                                                   be issued upon               average                plans
                                                                    exercise of            exercise price of        (excluding
                                                                    outstanding               outstanding           securities
                                                                 options, warrants         options, warrants       reflected in
                                                                     and rights               and rights            column (a))
Equity  compensation  plans  approved  by security                     158,500             $      1.973               4,841,500
holders

Equity  compensation plan not approved by security                           0                        0                       0
holders

Total                                                                  158,500                       00               4,841,500


Director Compensation

         Our current directors do not receive any additional compensation for their services as a director.

Employment Agreements

E. Key Ramsey

         On November 15, 2004, we entered into a three-year employment contract with E. Key Ramsey to serve as our President and Chief Executive Officer, which term shall be extended for an additional year starting on the second anniversary of effective date and each anniversary date of the effective date thereafter, unless written notice is provided by either party 90 days prior to such anniversary date. The base salary under the agreement is $175,000 per annum, plus benefits.

Greg Ballard

         On November 15, 2004, we entered into a three-year employment contract with Greg Ballard to serve as our Chief Operating Officer, which term shall be extended for an additional year starting on the second anniversary of effective date and each anniversary date of the effective date thereafter, unless written notice is provided by either party 90 days prior to such anniversary date. The base salary under the agreement is $175,000 per annum, plus benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Simultaneously with the execution of the Merger Agreement, Knobias entered into conversion agreements with the holders of its outstanding debentures, in the aggregate principal amount of $1,050,000, which provided that the entire principal amount of, and approximately one-half of the accrued and unpaid interest on, the debentures would be converted at the time of the Merger into shares of common stock. The remaining amount of the interest due was paid in cash to such holders upon the closing of the Merger transaction. Certain directors of Knobias or their affiliates were holders of debentures in the aggregate principal amount of $650,000, and received common stock and cash payments as set forth in the following table:

Debenture Holder                Original          Accrued         Total Due        Shares of       Cash Paid
                                Principal         Interest                          Common        At Closing
                                Amount of                                        Stock Issued
                                Debenture                                         at Closing
Dunnaway Trust                  $200,000         $ 73,250        $ 273,250         413,025        $ 36,625
Dunnaway Foundation             $200,000         $ 73,250        $ 273,250         413,025        $ 36,625
Joseph L. Stephens              $250,000         $ 30,657        $ 280,657         463,127        $ 15,328
Total                           $650,000         $177,157        $ 827,157       1,289,177        $ 88,578

         Pursuant to a Contribution, Assignment and Escrow Agreement by and among Knobias, us and Duncan Capital, at the closing of the reverse Merger transaction Duncan Capital (i) contributed to Knobias all of Duncan Capital's right, title and interest in and to all of the units of membership interest in Kollage held by Duncan, free and clear of all liens, claims, liabilities and encumbrances and (ii) canceled and forgave all outstanding indebtedness owed to Duncan Capital by Kollage, in the aggregate principal amount of $400,000. In consideration for the foregoing, Duncan Capital received an aggregate of 9,531,700 shares of our common stock.

         Prior to the closing of the Merger transaction, Knobias borrowed $350,000, in two separate bridge loan transactions, from an affiliate of Duncan Capital. These loans, which were unsecured, bore interest at the rate of 8.5% per annum, and the entire principal balance and all accrued and unpaid interest thereon, was paid upon the closing of the Merger transaction from the proceeds of the private placement of our Series A Preferred Stock and the issuance of the Notes. In connection with these bridge loan transactions, Knobias issued to the lender a warrant to purchase 25,000 shares of common stock. At the closing of the Merger transaction, that warrant was canceled and we issued a warrant to such lender to purchase 25,000 shares of our common stock.

         In connection with the closing of the Merger, we used a portion of the proceeds from our sale of Series A Preferred Stock and Notes to repay the principal of and accrued interest on a line of credit with a local commercial bank, which line of credit was personally guaranteed by our directors. As a result of such repayment, our directors have been released from their guarantees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding beneficial ownership of our common stock as of July 27, 2005:


         o by each person who is known by us to beneficially own more than 5% of our common stock;
         o   by each of our officers and directors; and
         o   by all of our officers and directors as a group.



                                                                                PERCENTAGE OF      PERCENTAGE OF
                                                                                   CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF                      PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)               OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------------------
Robert L. Atkins                  Common Stock          331,242(4)(5)                *                 *
P. O. Box 2587
Madison, MS 39130

E. Key Ramsey                     Common Stock       12,269,346(4)               24.22%            21.33%
Knobias, Inc.
Building 2, Suite 500
875 North Park Drive
Ridgeland, Mississippi 39157

Greg E. Ballard                   Common Stock        5,548,905(4)               10.95%             9.65%
Knobias, Inc.
Building 2, Suite 500
875 North Park Drive
Ridgeland, Mississippi 39157

Timothy J. Aylor                  Common Stock          377,454(4)(6)                *                 *
9410 South Tropical Trail
Merritt Island, FL 32952

Danny M. Dunnaway                 Common Stock        2,553,105(4)(7)             5.04%             4.44%
P. O. Box 545
Brookhaven, MS 39602

Joseph L. Stephens                Common Stock        1,474,745(8)                2.91%             2.56%
P. O. Box 1178
Magee, MS 39111

Kevin T. Crow                     Common Stock                0                      0%                0%
5120 Park Brooke Walk Way
Atlanta, GA 30022

All Officers and Directors        Common Stock       16,782,982(9)               33.12%            29.18%
As a Group (7 persons)

Internet Productions, LLC         Common Stock       12,269,346(4)               24.22%            21.33%
c/o Knobias, Inc.
Building 2, Suite 500
875 North Park Drive
Ridgeland, Mississippi 39157

Duncan Capital Group, LLC         Common Stock       10,056,700(10)              19.65%            17.33%
830 Third Avenue
New York, NY 10022

==================================================

Duncan Capital Group, LLC          Preferred A          208,333                  21.74%            21.74%

Bushido Capital                    Preferred A          208,333                  21.74%            21.74%
Master Fund, L.P.
309 GT Upland House
South Church St
George Town
Grand Cayman Islands

DCOFI Master LDC                   Preferred A           83,333                   8.70%             8.70%
830 Third Avenue, 14th Floor
New York, NY 10022

Cornell Capital Partners, LP       Preferred A          416,667                  43.48%            43.48%
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

*  Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 27, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 50,666,505 shares issued and outstanding on July 27, 2005.

(3) Percentage based on 57,516,506 shares of common stock outstanding, assuming all shares registered in the offering are sold.


(4) Based upon the membership interests of certain directors and executive officers, or their affiliates and associates, in Internet Productions, LLC, as set forth below, such persons will have beneficial ownership of a portion of the common stock owned by Internet Productions, LLC, as follows:

Name                                Membership Interest       Shares
Timothy J. Aylor                         0.6155513%              75,524
Robert L. Atkins                         0.5857045%              71,862
Gregory E. Ballard                      36.2258742%           4,444,667
Danny M. Dunnaway, LLC                   0.6155513%              75,524
E. Key Ramsey                           38.4710756%           4,720,138
Ballard Childrens Trust                        9.0%           1,104,238
Ramsey Childrens Trust                        6.75%             828,180

         As the manager of Internet Productions, LLC, Mr. Ramsey has sole voting power with respect to all of the shares owned by such entity.

(5) Includes options to purchase 3,500 shares of common stock which are exercisable and 255,880 shares held in an IRA account for Mr. Atkins.

(6) Includes 298,430 shares owned jointly with his wife, and options to purchase 3,500 shares of common stock which are exercisable.

(7) Includes (i) 86,070 shares owned by Mr. Dunnaway as custodian for a minor child, (ii) 118,223 shares held in an IRA account for Mr. Dunnaway, (iii) 85,096 shares owned by his wife, (iv) 413,025 shares owned by the Danny M. Dunnaway Charitable Remainder Unitrust, (v) 413,025 shares owned by the Danny M. Dunnaway Foundation and (vi) options to purchase 3,500 shares of common stock which are immediately exercisable.

(8) Includes options to purchase 3,500 shares of common stock which are immediately exercisable.

(9) Includes the 12,269,346 shares owned by Internet Productions, LLC, as described in footnote 4 above, and the shares described in footnotes 5 through 8 above.

(10) Includes (i) a warrant to purchase 25,000 shares of common stock issued to Bridges and PIPES, LLC, an affiliate of Duncan Capital and (ii) 500,000 shares of common stock into which the shares of Series A Preferred Stock are currently convertible. The shares of Series A Preferred Stock beneficially owned by Duncan Capital consist of 208,333 shares of Series A Preferred Stock held by Bridges and PIPES, LLC.

                            DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Our authorized capital stock consists of 100,000,000 shares, including:


         o 95,000,000 shares of common stock, $0.01 par value per share, of which 50,666,505 shares are issued and outstanding as of July 27, 2005; and

         o 5,000,000 shares of preferred stock, $0.01 par value per share, of which 2,000,000 shares have been designated as Series A Convertible Preferred Stock, and of which 958,333 shares are issued or outstanding as of July 27, 2005.


Common Stock

         Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders, subject to voting rights that may be established for shares of preferred stock, if any. Except as may be provided in connection with such preferred stock or as otherwise may be required by law, the common stock is the only capital stock entitled to vote in the election of directors. The common stock does not have cumulative voting rights.

         Subject to the rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends and distributions lawfully declared by the board of directors. If we liquidate, dissolve, or wind up our business, whether voluntarily or involuntarily, holders of common stock will be entitled to receive any assets available for distribution to stockholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

         The outstanding shares of common stock are paid and nonassessable. The common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of authorized common stock as it is authorized by our board of directors from time to time, without stockholder approval.

Preferred Stock

         Our board of directors is authorized to provide for the issuance of shares of preferred stock in multiple series without the approval of stockholders. With respect to each series of preferred stock, the board of directors has the authority to fix the following terms:

         o   the designation of the series;
         o   the number of shares within the series;
         o whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;
         o the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;
         o whether the shares are redeemable, the redemption price and the terms of redemption;
         o   the amount payable for each share if we dissolve or liquidate;
         o whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;
         o any restrictions on issuance of shares in the same series or any other series;
         o   voting rights applicable to the series of preferred stock; and
         o   any other rights, preferences or limitations of such series.

         Rights with respect to shares of preferred stock will be subordinate to the rights of our general creditors. Shares of preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified otherwise.

Series A Convertible Preferred Stock


         Simultaneously with the closing of the Merger transaction, we issued 958,333 shares of Series A Convertible Preferred Stock to four institutional investors at a price of $1.20 per share, in a transaction exempt from the registration requirements of the federal securities laws. The following is a description of the terms and conditions of the Series A Preferred Stock.


         The Series A Preferred Stock will rank senior to the common stock and may rank junior to equity securities issued in the future.

         Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to us or are themselves customers of ours, will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by us from each referred customer and from the holder itself for (i) access to our internet-based financial services platform and (ii) execution of customer securities transactions.

         Upon an acquisition or liquidation of us, each holder of Series A Preferred Stock will receive an amount equal to the purchase price for each share held plus any cumulative dividends and any declared but unpaid noncumulative dividends in preference to any distribution to the holders of common stock. After the payment of the preference amount to the holders of
Series A Preferred Stock, the remaining assets will be distributed ratably to the holders of common and Series A Preferred Stock on an "as converted" basis. An "acquisition" includes a Merger, consolidation, or sale of all or substantially all of our assets in any transaction or series of related transactions in which our stockholders do not own 50% of the voting power of the surviving corporation.

         Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment as provided below. In addition in the event that (i) our pre-tax net income for the three month period ending December 31, 2005, calculated on an annualized basis, is less than $2,000,000, or (ii) the average closing price of our common stock for the month of December 2005 is less than $1.00 per share, then each share of the Series A Preferred Stock may be converted, at the option of the holder, into four (4) shares of common stock.

         The conversion ratio of the Series A Preferred Stock will be subject to a weighted average adjustment if we issue additional equity securities at a price less than the then-applicable conversion price. No adjustment will be made for shares issuable upon the exercise of currently outstanding securities (including options and warrants), the issuance or exercise of options for common stock that may be issued pursuant to the Stock Incentive Plan, or shares issued to banks or other institutional lenders. The conversion price initially will equal the purchase price. The conversion price will also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

         The holders of Series A Preferred Stock and common stock will vote together and not as a separate class, except as required by law. The Series A Preferred Stock will have such number of votes as is equal to the number of shares of common stock then issuable upon conversion.

         We also entered into a Registration Rights Agreement with the purchasers of the Series A Preferred Stock, pursuant to which we agreed to file a registration statement with the SEC under the Securities Act, and to cause the registration statement to be effective within 150 days following the closing of the offering, to register for resale the shares of our common stock into which the Series A Preferred Stock is convertible. We are obligated to maintain the effectiveness of the registration statement for a period of 120 days. If the registration statement is not timely filed or declared effective within the 150 day period, we will be obligated to make payments, as liquidated damages, to the purchasers in the aggregate amount of 1% of the gross proceeds of the offering for every month, pro rata, that we are in default of such obligations.

         Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of the preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of common stock. Although the board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of the stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. The board of directors will not seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.


8% Secured Convertible Notes


         On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. We may elect to pay interest in shares of our common stock, and have the right to prepay all or a portion of the Notes for an amount equal to 125% of the principal amount to be repaid, plus all accrued and unpaid interest; provided, however, that we can only make such a prepayment if there is an effective registration statement for the resale of the common stock into which the Notes are convertible, the closing price of the common stock is at least 115% of the conversion price, and other conditions are satisfied.

         The Notes mature on November 1, 2006. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or (ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. Notwithstanding the foregoing, no Note Purchaser has the right to convert any portion of the Notes to the extent that, after giving effect to such conversion, such Note Purchaser would beneficially own in excess of 4.99% of our common stock outstanding. Commencing on the first anniversary of the date of purchase, we are obligated to redeem approximately 1/12 of the aggregate principal amount of the Notes, plus accrued and unpaid interest. We may elect to redeem any such monthly redemption amount in shares of common stock. After one year, if the volume weighted average trading price of our common stock for any 30 consecutive days exceeds $1.80 and the average dollar trading volume for such period exceeds $200,000, we may at our option cause the Note Purchasers to convert all or a portion of the principal amount of the Notes into common stock.

         Our obligations under the Notes are secured by a security interest in substantially all of our assets and a guarantee by our subsidiaries.

         The Notes are subject to certain covenants which, among other things, restrict or limit our ability to incur any additional indebtedness, amend our certificate of incorporation or bylaws, repurchase any of our equity securities or enter into any agreement with respect to any of the foregoing. Events of default under the Notes include (i) failure to pay principal or interest when due, (ii) failure to observe or perform any covenant, (iii) the breach of any representation or warranty under the Securities Purchase Agreement, (iv) institution of bankruptcy proceedings, (v) certain change of control transactions, or (vi) the registration statement described below shall not have been declared effective within 150 days after the date of the issuance of the Notes. Upon the occurrence of an event of default, the full principal balance of the Notes and all interest and other amounts owed thereunder, will become due and payable at the election of the Note Purchasers.

         The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). We utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

         In connection with the issuance of the Notes, we also entered into a Registration Rights Agreement with the Note Purchasers, pursuant to which we have agreed to file with the SEC within 45 days after the date of the initial issuance of the Notes, and to use our reasonable best efforts to cause to become effective within 150 days after the date of the initial issuance of the Notes, a registration statement with respect to the resale of the shares of common stock issuable upon conversion of the Notes. If we fail to comply with certain of our obligations under the Registration Rights Agreement, we will be obligated to make payments, as liquidated damages, to the Note Purchasers in the aggregate amount of 1% of the amount of the Notes for every month, pro rata, that we are in default of such obligations.

         At the time of the issuance of the Notes, and in connection therewith, we also issued to the Note Purchasers warrants to purchase an aggregate of 3,000,000 shares of our common stock. The warrants may be exercised, in whole or in part, at any time within five years from the date of the issuance of the Notes, for an exercise price of $.01 per share.

Warrants

         Incident to the Merger, we assumed, on a one-share-for-one-share basis, the obligations of Knobias to issue 891,218 shares of common stock in respect of assumed Knobias warrants, at an exercise price of $3.25 per share. The assumption by us of Knobias' obligations under the foregoing securities previously issued by Knobias was required by the terms of the Merger Agreement and effective as of the effective date of the Merger, which was November 15, 2004.

         To the extent the assumption by us of Knobias' obligations with respect to such outstanding securities of Knobias constitutes an offer and sale of securities, such securities were offered and sold in reliance on exemptions from registration provided by Regulation D and Section 4(2) of the Securities Act. The warrants may be exercised by the holders thereof in whole or in part at any time, and from time to time, during the eighteen (18) calendar month period beginning on the corresponding date which is six months immediately following the first date on which any shares of our common stock have been registered pursuant to an effective registration statement under the Securities Act, and ending on the second anniversary of such effective date. The warrants are exercisable at a price of $3.25 per share, subject to certain adjustments, as described below.

         In connection with the bridge loan transactions in September and November 2004 between Knobias and Bridges and Pipes, LLC, an affiliate of Duncan Capital, Knobias issued to Bridges and Pipes, LLC a warrant to purchase 25,000 shares of common stock at an exercise price of $.60 per share. The warrant was canceled at the effective time of the Merger and was replaced by a warrant issued by us for the same number of shares of our common stock at the same exercise price. In addition, in connection with the offer and sale of the Series A Preferred Stock, we issued a warrant to Duncan Capital, LLC to purchase 178,750 shares of common stock at an exercise price of $.60 per share. The warrants are exercisable, in whole or in part, at any time during the five years commencing on the date of the Merger. These warrants were offered and sold in reliance on an exemption from registration provided by Regulation D and Section 4(2) of the Securities Act.

         We also issued warrants to the Note Purchasers in connection with the issuance of the Notes. Such warrants entitle the holders to purchase up to 3,000,000 shares of our common stock for $.01 per share at any time during the five years commencing on the date of the issuance of the Notes. Each warrant provides that the holder will not have any right to exercise the warrant to the extent that, after giving effect to the exercise, the holder and its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common stock. These warrants were offered and sold in reliance on an exemption from registration provided by Regulation D and Section 4(2) of the Securities Act.

         The shares of our common stock underlying the warrants described above, when issued upon exercise and payment of the purchase price, will be fully paid and nonassessable.

         The number and kind of securities or other property for which all of the warrants are exercisable and the exercise price are subject to adjustment upon the occurrence of certain events, including mergers, reorganizations, stock dividends, stock splits, and recapitalizations. Holders of warrants have no voting, dividend, or other rights as stockholders with respect to the shares underlying the warrants, unless and until the warrants are exercised.

Certain Provisions of our Certificate of Incorporation and Bylaws

         The following discussion is a general summary of the material changes to our charter documents that we made pursuant to our Amended and Restated Certificate of Incorporation and bylaws, some of which may be deemed to have an "anti-takeover" effect, thereby possibly discouraging a third party from seeking control of us. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Amended and Restated Certificate of Incorporation and bylaws, reference should be made in each case to the document in question.

Number of Directors

         Pursuant to the Amended and Restated Certificate of Incorporation, the number of directors is to be fixed by the Bylaws. The Amended and Restated Bylaws provide that the number of directors shall not be less than three nor more than nine, the exact number of which shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has currently fixed the number of directors at seven.

Removal of Directors

         Any director or our entire board of directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of our outstanding voting securities.

Special Meetings of Stockholders

         Under the Amended and Restated Certificate of Incorporation, special meetings of our stockholders may only be called by our Board of Directors, our Chairman of the Board of Directors or our Chief Executive Officer.

Actions by Stockholders Without a Meeting

         Delaware General Corporate Law provides that, unless otherwise provided in the certificate of incorporation, any action that could be taken at any meeting of stockholders of a corporation can be taken by written consent in lieu of a meeting, if consents are signed by stockholders holding the number of votes that would be necessary to authorize such action at a meeting. However, under the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and may not be taken by stockholder written consent.

Amendment of Certificate of Incorporation and Bylaws

         Delaware General Corporate Law generally provides that the approval of a corporation's board of directors and the affirmative vote of a majority of all shares entitled to vote thereon is required to amend a corporation's certificate of incorporation, unless the certificate specifies a greater voting requirement. The Amended and Restated Certificate of Incorporation states that our provisions regarding directors, meetings of stockholders, the prohibition on action of stockholders by written consent, indemnification of directors and officers, limitations on director liability and amendments of the certificate of incorporation and bylaws may be amended or repealed only by the affirmative vote of the holders of at least 80% of the outstanding voting shares of capital stock.

         The Delaware General Corporate Law generally provides that the power to adopt, amend or repeal bylaws shall be in the stockholders of a corporation; provided, however, that the certificate of incorporation may confer the power to adopt, amend or repeal bylaws on the board of directors. Our Amended and Restated Certificate of Incorporation provides that the board of directors has the power to adopt, amend, or repeal the bylaws. Any action taken by the stockholders with respect to adopting, amending or repealing any bylaws may be taken only upon the affirmative vote of the holders of at least 80% of the outstanding voting shares of our capital stock.

Stockholder Nominations

         Our Amended and Restated Bylaws set forth the procedures by which a stockholder may properly bring business, including nominations of members of the board of directors, before a meeting of stockholders. The stockholder must give advanced written notice to our secretary not less than 60 days or more than 90 days before the anniversary date of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year's annual meeting, notice by the stockholder, to be timely, must be received not less than 30 days before the date of the annual meeting or by the 10th day following the day on which public disclosure of the annual meeting date was made, whichever occurs first. The notice must set forth background information regarding the persons to be nominated as required by Regulation 14A under the Exchange Act, and regarding the proposing stockholder, including information concerning (1) the name and address of the stockholder, (2) the class and number of shares of capital stock beneficially owned by each such stockholder and (3) any arrangements or understandings between the stockholder and the nominee.

         No person is eligible for election as a director unless nominated in accordance with the foregoing procedures. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. The board of directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual at the stockholders' meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Amended and Restated Certificate of Incorporation provides that we will indemnify our officers, directors, employees, and agents to the fullest extent permitted by the Delaware General Corporate Law. Under the Delaware General Corporate Law, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification probably would be limited to reasonable expenses (including attorneys' fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to the corporation, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of ours has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

         We have entered into indemnification agreements with our directors and executive officers providing for indemnification consistent with the foregoing.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS


         The consolidated financial statements as of December 31, 2003 appearing in this Prospectus and Registration Statement have been audited by Horne LLP, an independent registered public accounting firm, to the extent and for the period indicated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements as of December 31, 2004 appearing in this Prospectus and Registration Statement have been audited by Russell Bedford Stefanou Mirchandani LLP, an independent registered public accounting firm, to the extent and for the period indicated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Knobias, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                  KNOBIAS, INC.

                              FINANCIAL STATEMENTS


For the Years Ended December 31, 2004 and December 31, 2003

         Report of Independent Registered Public Accounting Firms                                F-1
         Consolidated Balance Sheets                                                             F-3
         Consolidated Statements of Operations                                                   F-4
         Consolidated Statements of Cash Flows                                                   F-5
         Consolidated Statements of Changes in Stockholders' Equity (Deficit)                    F-6
         Notes to Consolidated Financial Statements                                              F-8 to
                                                                                                 F-20

For the Three Months Ended March 31, 2005 (Unaudited)

         Consolidated Balance Sheets (Unaudited)                                                 F-21
         Consolidated Statements of Operations (Unaudited)                                       F-22
         Consolidated Statements of Cash Flows (Unaudited)                                       F-23
         Consolidated Statements of Changes in Stockholders' Equity (Deficit) (Unaudited)        F-24
         Notes to Interim Unaudited Consolidated Financial Statements                            F-25 to
                                                                                                 F-35

        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Knobias, Inc.
Ridgeland, Mississippi

We have audited the accompanying consolidated balance sheet of Knobias, Inc., as of December 31, 2004, and the related consolidated statements of operations, deficiency in stockholders' equity, and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based upon our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Knobias, Inc. at December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note O, the Company has incurred significant operating losses in current year and also in the past. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note O. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                   --------------------------------------------
                                       Russell Bedford Stefanou Mirchandani LLP
                                       Certified Public Accountants

New York, New York
April 4, 2005

                              REPORT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Knobias, Inc.
Ridgeland, Mississippi


We  have  audited  the  consolidated   statements  of  operations,   changes  in
stockholders' equity (deficit) and cash flows of Knobias, Inc. (formerly Consolidated Travel Systems, Inc.) and subsidiaries (the "Company") for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the Company's operations and cash flows for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


                                    /s/ Horne LLP
                                    --------------------------
                                    Jackson, Mississippi
                                    December 29, 2004

                                  KNOBIAS, INC.
                           CONSOLIDATED BALANCE SHEET
                               December 31, 2004


     ASSETS
Current assets:

   Cash                                                            $    242,692

   Accounts receivable                                                   97,849

   Prepaid expenses                                                      27,559
                                                                   ------------
     Total current assets                                               368,100

 Property, equipment, and database development: (Note C)              1,227,271
 Less: accumulated amortization and depreciation                       (976,151)
                                                                   ------------
 Property, equipment, and database development, net                     251,120

Other assets                                                              7,971

Total assets                                                       $    627,191
                                                                   ============

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:

   Accounts payable                                                $    202,788
   Current portion of long-term debt (Note D)                           242,917

   Accrued liabilities                                                   93,139
                                                                   ------------
     Total current liabilities                                          538,844

Long-term liabilities:

  Note payable-long-term  (Note D)                                      257,731
                                                                   ------------

Commitment and Contingencies (Note L)

(Deficiency in) stockholders' equity:
Preferred stock Series A, par value; $0.01; authorized 5,000,000 shares; 958,333 shares  issued and  outstanding  at
 December 31, 2004 (Note F)                                            1,150,000
Common stock, par value; $0.01, authorized 95,000,000 shares;
50,766,667 shares issued and outstanding at December 31, 2004
(Note F)                                                                 507,667
Additional paid-in capital (Note F)                                    9,793,936
Accumulated deficit                                                  (11,620,987)
                                                                   ------------

Total (deficiency in) stockholders' equity                             (169,384)

Total liabilities and (deficiency in) stockholders' equity:        $    627,191
                                                                   ============


See accompanying notes to consolidated financial statements

                                  KNOBIAS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 For the Year Ended December 31,
                                                                       2004            2003
                                                                   ------------    ------------
                                                                                  (as restated)
Revenues:
Subscription revenue                                               $  1,819,371    $  1,172,165

Information provisioning                                                146,271         170,304

Other                                                                     6,746             958
                                                                   ------------    ------------

Total revenue                                                         1,972,388       1,343,427

Operating Expenses:

Product related costs                                                 2,123,683       1,635,653

Selling, general and administrative                                   1,571,412       1,108,045
Depreciation and amortization                                            87,764         286,426
                                                                   ------------    ------------
Total operating expenses                                              3,782,859       3,030,124


(Loss) from operations                                               (1,810,471)     (1,686,697)

Other income (expense):

Interest income                                                             516             225
Merger related costs (Note B)                                          (670,733)             --
Miscellaneous income (Note A )                                               --          64,442
Interest (expense)                                                     (330,439)       (208,773)
                                                                   ------------    ------------

Total other income (expense)                                         (1,000,656)       (144,106)

Loss before provision for income taxes                               (2,811,127)     (1,830,803)


Provision for income taxes (Note J)                                          --              --
                                                                   ------------    ------------

Net loss                                                           $ (2,811,127)   $ (1,830,803)
                                                                   ============    ============

Loss per share (basic and fully diluted) (Note K)                  $      (0.06)   $      (0.05)
                                                                   ============    ============

Basic and diluted weighted average number of shares outstanding,
as restated for reverse stock splits                                 43,984,884      34,911,941
                                                                   ============    ============



See accompanying notes to consolidated financial statements

                                  KNOBIAS, INC.
                STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                    Preferred      Preferred                      Common        Additional
                                       "A"         "A" Shares       Common        Shares         Paid In
                                      Shares         Amount         Shares        Amount         Capital
                                   ------------   ------------   ------------   ------------   ------------
Balance at December 31, 2002                 --   $         --     34,911,941   $    349,119   $  6,965,182

Net loss                                     --             --             --             --             --
                                   ------------   ------------   ------------   ------------   ------------

Balance at December 31, 2003                 --   $         --     34,911,941   $    349,119   $  6,965,182

Issuance of stock                       958,333      1,150,000        947,786          9,478        533,515
Issuance of stock to owner of
remaining 50% of Kollage, LLC                --             --      9,531,700         95,317        266,683
Conversion of notes payable to
common stock                                 --             --        841,216          8,412      1,293,808
Stock issued to former
shareholders of COVSA                        --             --      2,500,000         25,000             --
Stock issued in merger in lieu of
payment of expenses                          --             --      2,034,024         20,341             --
Beneficial conversion features of
convertible debt                             --             --             --             --        265,252
Value of warrants attached to
convertible debentures                       --             --             --             --        469,496

Net loss                                     --             --             --             --             --
                                   ------------   ------------   ------------   ------------   ------------
Balance at December 31, 2004            958,333   $  1,150,000     50,766,667   $    507,667   $  9,793,936
                                   ============   ============   ============   ============   ============

                                   Accumulated
                                      Deficit          Total
                                   ------------    ------------
Balance at December 31, 2002       $ (6,979,057)   $    335,244

Net loss                             (1,830,803)     (1,830,803)
                                   ------------    ------------

Balance at December 31, 2003       $ (8,809,860)   $ (1,495,559)

Issuance of stock                            --       1,692,993
Issuance of stock to owner of
remaining 50% of Kollage, LLC                --         362,000
Conversion of notes payable to
common stock                                 --       1,302,220
Stock issued to former
shareholders of COVSA                        --          25,000
Stock issued in merger in lieu of
payment of expenses                          --          20,341
Beneficial conversion features of
convertible debt                             --         265,252
Value of warrants attached to
convertible debentures                       --         469,496

Net loss                             (2,811,127)     (2,811,127)
                                   ------------    ------------

Balance at December 31, 2004       $(11,620,987)   $   (169,384)
                                   ============    ============

See accompanying notes to consolidated financial statements

                                  KNOBIAS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     For the Year Ended December 31,
                                                                          2004            2003
                                                                      ------------    ------------
Cash flows from operating activities
   Net loss                                                           $ (2,811,127)   $ (1,830,803)
   Adjustments to reconcile net loss to net
     cash used in operating activities
        Changes in operating assets and liabilities
          Depreciation and amortization                                     87,764         286,426

          Merger related costs                                             670,733              --

          Amortization of debt issuance costs                               70,396              --

          Gain on sale of investments                                           --         (71,967)
          (Increase) in accounts receivable                                 (9,128)        (81,721)
          Decrease (increase) in prepaid expenses                           13,432         (24,783)
          Decrease (increase) in other assets                               19,965          14,075
          Increase in accounts payable and accrued expenses                111,073         352,880

          Increase in deferred revenue                                       5,523               9
                                                                      ------------    ------------
             Net cash used in operating activities                      (1,841,369)     (1,355,884)
                                                                      ------------    ------------

Cash flows provided by (used in) investing activities


   Proceeds from sale of investments                                            --          96,967
   Capital expenditures                                                    (87,982)         (9,679)
                                                                      ------------    ------------
             Net cash provided by (used in) investing activities           (87,982)         87,288
                                                                      ------------    ------------

Cash flows from financing activities

   Issuance of common stock                                                368,000              --
   Issuance of preferred stock                                           1,013,500

   Capital contribution                                                    362,000              --
   Proceeds from subordinated debt                                       1,000,000       1,050,000
   Payments for merger related costs                                      (488,892)


   Proceeds from stockholder loans                                              --         174,993
   Repayment of debt                                                      (512,922)

   Payments for debt issuance costs                                       (110,000)             --
   Proceeds from notes payable                                             375,000         137,598
                                                                      ------------    ------------
             Net cash provided by financing activities                   2,006,686       1,362,591


             Net increase in cash and cash equivalents                      77,335          93,995
Cash, beginning of period                                                  165,357          71,362
                                                                      ------------    ------------
Cash, end of period                                                   $    242,692    $    165,357
                                                                      ============    ============

Supplemental disclosure of cash flow information Cash transactions:

   Cash paid for interest                                             $    182,803    $     10,842


   Income taxes                                                                 --              --

Non-cash transactions:

 Stockholder loans converted to stock                                      174,993              --

   Subordinated debt converted to stock                                  1,050,000              --

   Accrued interest on subordinated debt converted to stock                253,202              --

   Fees for merger compensated through preferred stock issuance            136,500              --

   Fees for merger compensated through common stock issuance                20,341              --
   Common stock issued to former COVSA shareholders, at par value           25,000
   Debt issuance costs allocated to additional paid-in-capital for
value of warrants attached to convertible debentures                       469,496              --
   Debt issuance costs allocated to additional-paid-in-capital for
beneficial conversion features                                             265,252              --



See accompanying notes to consolidated financial statements

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Nature of Business and Principles of Consolidation

Knobias, Inc. ("the Company" or "Knobias") was formed in November 2004, under the laws of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"). On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.

The Company's primary subsidiary Knobias.com, LLC (formerly Penny PI, LLC) was formed on September 4, 1998, under the laws of the State of Mississippi pursuant to the Mississippi Limited Liability Company Act. Penny PI, LLC was organized to design and implement an Internet website for the provision of subscriber based information and investigative services relating to over-the-counter bulletin board companies, commonly referred to as "penny stocks."

Knobias consolidates, maintains and markets data from the world's largest electronic database of historical and real-time information covering thousands of Outside Market companies. Outside Market companies include those companies that trade publicly "over-the-counter" in such markets as the Over-the-Counter Bulletin Board(TM), the Pink Sheets(TM), and the NASDAQ SmallCap Market (TM), as well as entrepreneurial private companies. The Company's database development and marketing efforts are focused toward servicing institutional customers rather than retail investors. The Company has developed a new website under the Knobias.com name, and discontinued supporting the original Penny PI website.
Management of the Company believes that Knobias is the first and largest unbiased resource for Outside Market intelligence.

The accompanying consolidated financial statements include the accounts of Knobias, Inc. and its wholly-owned subsidiary, Knobias.Com, LLC. All Intercompany balances and transactions have been eliminated in consolidation. Knobias Holdings, Inc. and Kollage, LLC are inactive subsidiaries of the Company. Prior to the merger and the 100% consolidation of Kollage, LLC, its income and expenses were included in the financial statements of Knobias Holdings, Inc.

On June 30, 2004, Consolidated Travel Systems, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Knobias Holdings, Inc., a privately held Delaware corporation ("Knobias"),and KHI Acquisition, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"). Pursuant to the Merger, KHI Acquisition, Inc. has been dissolved.

Estimates

The preparation of financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and certificates of deposit issued with an original maturity date of three months or less.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

Accounts Receivable

The Company records an estimate for its estimated uncollectible accounts at the end of each period based upon a detailed analysis of the aging of accounts receivable and specific customer account analysis. The Company's policy is to block access to services for users who become delinquent for a certain period of time on their accounts. Because of this policy and diligent monitoring of past due accounts, the Company has had a limited number of accounts which have become uncollectible once their service has been established. Accounts receivable are written off against the allowance for doubtful accounts after the Company exhausts all collection efforts. The allowance for doubtful accounts at December 31, 2004, is $43,000.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed in the period incurred. Major renewals and betterments are capitalized. When items of property and equipment are sold or retired, the related costs are removed from the accounts, and any gain or loss is included in operations.

Depreciation and amortization is provided on a straight-line basis. Furniture and leasehold improvements are depreciated over an estimated life of ten years; computer and other equipment are depreciated over an estimated life of five to seven years; computer software is amortized over an estimated life of five years.

Internal Database Development and Amortization

Website development costs are accounted for in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, issued by the American Institute of Certified Public Accountants. Accordingly, all external and direct internal costs incurred during the application development stage are capitalized. Costs incurred during the preliminary project stage and the post-implementation state are expensed as incurred. Website development costs are being amortized over three years on the straight-line basis. These costs are amortized on a straight-line basis beginning with the date of the website launch and are fully amortized at December 31, 2004. The company expenses costs related to updating and minor upgrades of the website and product as they are incurred. No project costs have been capitalized since the initial development of the Company's website.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying value of property and equipment, including website and data development costs, whenever events and circumstances indicate a potential impairment. If indicators of impairment are present, and the undiscounted cash flows to be derived from the use and eventual disposal of the related assets are not expected to be sufficient to recover the asset's carrying amount, and impairment loss is charged to operations in the period identified. The impairment loss is based upon the difference between the carrying amount and the fair value of such asset, as determined based upon the related discounted cash flows.

Income Taxes

Knobias, Inc. is a "C Corporation" and, therefore, will, upon achieving taxable earnings, pay taxes as a corporation. The Company accounts for corporate income taxes using the asset and liability method of accounting prescribed by Statement of Financial Accounting Standard No. 109. Because the Company has incurred losses since its inception, no income tax expense has been incurred. Because the Company has not yet generated taxable income, a valuation allowance has been provided equal to the full amount of the deferred tax asset related to the loss carryforward.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

Deferred Revenue

The Company generally receives monthly subscription fees for its services. However, from time to time, the Company will receive quarterly or annual subscriptions paid in advance and deferred revenue is recorded at that time. The deferred revenue is amortized into revenue on a pro-rata basis each month. Customers with quarterly or annual subscriptions may cancel their subscriptions and request a refund for future months' revenues at any time. Therefore, a liability is recorded to reflect the amounts which are potentially refundable.

Fair Value of Financial Instruments

The carrying values of the Company's financial instruments, including cash equivalents, short-term investments, accounts receivable, accounts payable and debt, approximate their fair values due to their short-term maturities.

Revenue Recognition

For revenue from services, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition. SAB No. 104 updated and revised the existing revenue recognition policies to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements-Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The Company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the Company's financial statements.

Subscription services revenues are recognized over the period that services are provided. Other revenues, which consist principally of the provision of information through its website, are recognized as the services are performed or when the goods are delivered. Deferred revenue consists primarily of monthly, semi-annual, and annual prepaid subscription fees billed or collected in advance.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company's customers are concentrated in the investment sector and it periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts at December 31, 2004, is $43,000.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

Debt and Equity Securities

The Company follows the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. These security classifications may be modified after acquisition only under certain specified conditions. Securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale. Held-to-maturity securities are measured at amortized cost in the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the consolidated financial statements. Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized. Trading securities are carried at fair value on the consolidated balance sheets.
Unrealized holding gains and losses for trading securities are included in earnings. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Miscellaneous income for the year ended December 31, 2003, of $64,442 represents a gain on securities sold in 2003.

Stock Based Compensation

Stock option grants are accounted for in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation expense is recognized for stock options granted if the option price is not less than the fair market value of the underlying stock at the grant date. For each of the years ended December 31, 2004 and 2003, no stock based compensation expense was included in the determination of net loss as all options granted during the years had an exercise price equal to the estimated market value of the stock on the date of grant.

Stock-based awards to non-employees are accounted for under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Had compensation expense been determined on the basis of fair value pursuant to SFAS No. 123, using the minimum value method as a basis of determining fair values, net loss and net loss per share would have been increased as follows:

                                                                   2004              2003
                                                                   ----              ----
Net loss, as reported                                         $   (2,811,127)   $   (1,830,803)
Less stock based compensation expense determined under fair
value method for all stock options
                                                                      (3,975)               --
                                                              --------------    --------------
Pro forma net loss                                            $   (2,815,102)   $   (1,830,803)
                                                              ==============    ==============

Basic loss per share
  As reported                                                 $        (0.06)   $        (0.05)
                                                              ==============    ==============
  Pro forma                                                   $        (0.06)   $        (0.05)
                                                              ==============    ==============

             See discussion of pricing of and additional information
                      on these options included in Note H.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

Advertising Costs

Advertising costs are expensed as incurred. Total advertising expenses were $23,000 and $7,000 for the year ended December 31, 2004 and 2003, respectively.

Net Loss Per Common Share

Net loss per share - basic and diluted is based upon the weighted average common shares outstanding which totaled 43,984,884 and 34,911,941 for the years ended December 31, 2004 and 2003.

For purposes of determining net loss per share - diluted, neither the conversion of debt or equity securities nor the exercise of outstanding options or warrants are assumed because the effect would be antidilutive.

Recently Issued Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152). This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE

Knobias, Inc. ("the Company" or "Knobias") was formed in November 2004, under the laws of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"). On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.

Effective with the agreement, all previously outstanding stock owned by COVSA's stockholders were exchanged for a total of 2,500,000 shares of the Knobias Holdings, Inc. common stock, along with a cash payment of $400,000, less filing fees.

The total consideration paid was $670,733 and the significant components of the transaction are as follows:

Common stock retained (at par value)             $  25,000
Assets acquired                                          -
Liabilities assumed                                      -
Cash paid ($400,000 less filing fees)              399,367
                                                 ---------
Consideration   given  to   original   COVSA
shareholders                                       424,367
Common stock  issued for  services  provided
(at par value)                                      20,341
Commissions and fees paid                          226,025
                                                 ---------
     Total consideration/organization costs      $ 670,733
                                                 =========

In accordance with accounting principles generally accepted in the United States, these amounts have been expensed and are reflected in the accompanying statement of operations as a non-operating expense.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

NOTE C - PROPERTY, EQUIPMENT, AND DATABASE DEVELOPMENT

Major classes of property and equipment at December 31, 2004, consists of the following:

                                                          2004
                                                          ----
Furniture, equipment and leasehold improvements       $    174,384
Computer hardware and software                             444,343
Website and database development                           608,544
                                                      ------------
Total property, equipment, and database development      1,227,271
Less:  accumulated amortization                           (608,544)
Less: accumulated depreciation                            (367,607)
                                                      ------------
Total accumulated depreciation                            (976,151)
Property, equipment and database development, net     $    251,120
                                                      ============

Depreciation and amortization expense was $87,764 and $286,426 for the years ended December 31, 2004 and 2003, respectively.

NOTE D - NOTES PAYABLE AND SUBORDINATED DEBT
                                                                                                    2004
Securities  Purchase  Agreement for $500,000  bearing interest at 12% with interest payable  monthly,  maturing June 15, 2005.  Remaining  $225,000 to be drawn 90 days after  initiation  (December 16, 2004).  The Agreement  provides that an additional
4% per annum,  payable monthly,  is due on the balance until it is paid in full. In the  event  that the  Company  raises  more  than  $2,000,000  from the sale of its securities,  it is obligated to repay the notes plus accrued interest  immediately.
DCOFI  Master,  LDC  holds a  second  priority  lien on  substantially  all  of the
Company's  assets.  This lien is junior to the lien  granted to the  holders of the
Secured Convertible Notes issued November 15, 2004.                                               $ 275,000
Debt issuance costs, net of accumulated amortization of $2,917 at December 31, 2004                 (32,083)
                                                                                                  ---------
                                                                                                    242,917
                                                                                                  ---------
Secured  Convertible  Notes,  interest  at 8% payable  quarterly,  due  November 1,
2006. The notes are  convertible at any time, at the option of the note  purchaser, into the  Company's  common  stock at the  initial  conversion  price  (subject  to adjustment) of $0.60 per share;  however,  the conversion  price will be reduced to
$0.30 per share in the event that either (1) the Company's  annualized  pre-tax net income  for  the  three-month  period  ending  December  31,  2005,  is  less  than
$2,000,000  or (2) the volume  weighted  average  trading  price for the  Company's common  stock for the month of  December  2005 is less than  $1.00 per  share.  The investors of these notes are secured by a security  interest in  substantially  all of the  Company's  assets and a guarantee by its  subsidiaries.  At the time of the issuance of the notes,  the Company also issued to the note purchasers  warrants to purchase an  aggregate of  3,000,000  shares of the  Company's  common  stock.  The warrants may be exercised,  in whole or in part, at any time within five years from
the date of the issuance of the notes, for an exercise price of $0.01 per share.                  1,000,000
Debt issuance costs, net of accumulated amortization of $6,250 at December 31, 2004                 (68,750)

Debt  discount--beneficial  conversion feature, net of accumulated  amortization of
$22,104 at  December  31,  2004  (243,148)  Debt  discount--value  attributable  to
warrants  attached  to  notes,  net  of  accumulated   amortization  of  $39,125 at
December 31, 2004                                                                                  (430,371)
                                                                                                  ---------
                                                                                                    257,731

Total                                                                                             $ 500,648
Less: current portion of long-term debt                                                            (242,917)
                                                                                                  ---------
Note payable - long-term                                                                          $ 257,731
                                                                                                  =========

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

In connection with issuance of the Securities Purchase Agreement and in accordance with EITF Issue 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, the Company recognized an imbedded beneficial conversion feature present in the Securities Purchase Agreement. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $265,252 of the proceeds, which is the amount allocated based on the fair value of the combined debt and equity instruments included in the agreement. This discount has been recorded as additional paid in capital and as a discount against the Securities Purchase Agreement issued during the year ending December 31, 2004. The debt discount attributed to the beneficial conversion feature is amortized over the securities' twenty-four month duration as interest expense.

In connection with the placement of the Securities Purchase Agreement, the Company issued warrants granting the holders the right to acquire 3,000,000 shares of the Company's common stock at $0.01 per share. In accordance with EITF Issue 00-27, Application of EITF Issue 98-5 to Certain Convertible Instruments, the Company recognized the value attributable to the warrants in the amount of $469,496 (calculated as a pro rata value of all equity and debt instruments issued in the transaction) to additional paid-in-capital and a discount against the debt issued during 2004. The Company valued the warrants in accordance withy EITF 00-27; using the Company's estimate of fair value at that time of the securities at the date of issue which was $0.60.

NOTE E - ACCRUED LIABILITIES

Accrued liabilities at December 31, 2004, consist of the followings:

                                                                 2004
                                                               --------
Accrued payroll                                                $ 42,167

Miscellaneous accrued expenses                                   33,982
Deferred revenue                                                 16,990
                                                               --------
Total accrued liabilities                                      $ 93,139
                                                               ========

NOTE F - STOCKHOLDER'S EQUITY

Common Stock

The Company is authorized to issues 95,000,000 shares of its common stock and has 50,766,667 shares outstanding at December 31, 2004 (34,911,941 at December 31, 2003). Holders of the Class A common stock are entitled to one vote per share.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with
(K)nobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.

The existing shareholders of Knobias Holdings, Inc. received an exchange of 34,911,941 shares of Knobias, Inc. for their existing Knobias Holdings, Inc.
shares held at December 31, 2003. Prior to the merger, Knobias Holdings, Inc. also issued additional common stock which was exchanged in the merger for 947,786 shares of Knobias, Inc. and is reflected as a stock issuance in the Statement of Deficiency in Stockholders' Equity.

The Company owned 50% of the company Kollage, LLC prior to the merger. The owner of the remaining 50% had advanced $362,000 to the Company prior to the merger. During the merger, the owner of the remaining 50% of Kollage, LLC was awarded 9,531,700 shares of common stock of the Company in exchange for his interest in Kollage and advances to the Company.

The Company had subordinated debt of $1,050,000 outstanding at December 31, 2003. In connection with the merger, that debt, along with $253,202 of accrued interest was converted into 841,216 shares of common stock of the Company.

In connection with the merger, the Company distributed to the COVSA shareholders of record 2,500,000 shares of the Company's common stock. Also, the Company distributed to others in exchange for services rendered 2,034,024 shares of the Company's common stock. These amounts have been recorded as a portion of merger costs at the par value of the stock.

Series A Preferred Stock

In November 2004, the Company accepted subscription agreements for gross proceeds of $1,150,000 for 958,333 shares of its Series A Preferred Stock for $1.20 per share. Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to the Company or are themselves customers of the Company will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by the Company from each referred customer and from the holder itself for (i) access to Knobias' internet-based financial services platform and (ii) execution of customer securities transactions.

Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment, as defined in the agreement. There were no beneficial conversion discounts associated with this preferred stock.

Additional Paid-in-Capital

Transactions to additional paid-in-capital which are not related to the issuance of stock discussed under common stock above relate to debt issue discounts of $469,496 for warrants attached to convertible debt securities and $265,252 for beneficial conversion features associated with those same securities. See Note D for a description of these securities.

NOTE G - INCENTIVE STOCK OPTION PLAN

In 2004, the Company authorized the Stock Incentive Plan (the "Plan") allowing up to 5,000,000 shares of the Company's common stock to be awarded to the Company's employees, directors, consultants, advisors, and other service providers. The stock incentive plan provides for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, and incentive stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

NOTE H - STOCK OPTIONS AND WARRANTS

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company employees and consultants. These options were granted in lieu of cash compensation for services performed.

                         Options Outstanding                                  Options Exercisable
                         -------------------                                  -------------------
                                    Weighted Average         Weighed                       Weighted
                    Number        Remaining Contractual      Average         Number        Average
Exercise Prices   Outstanding         Life (Years)        Exercise Price  Exercisable   Exercise Price
---------------   -----------     ---------------------   --------------  -----------   --------------
 $1.295-$3.004      158,500               8.59                $ 2.00         65,500         $ 3.004
 =============      =======               ====                ======         ======         =======

Transactions involving options issued to employees summarized as follows:

                                                      Weighted Average
                                   Number of Shares   Price Per Share
                                   ----------------   ----------------
Outstanding at January 1, 2003             89,750       $      3.004
   Granted                                     --                 --
   Exercised                                   --                 --
   Canceled or expired                    (24,250)                --
                                     ------------       ------------
Outstanding at December 31, 2003           65,500       $      3.004
   Granted                                 93,000              1.295
   Exercised (Note G)                          --                 --
   Canceled or expired (Note G)                --                 --
                                     ------------       ------------
Outstanding at December 31, 2004          158,500       $       2.00
                                     ============       ============

The Company granted stock options for 93,000 shares to shareholders during the year ended December 31, 2004. The estimated value of the options granted to shareholders during the year ended December 31, 2004, was determined using the Black-Scholes option pricing model and the following assumptions: expected term of 1 year, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 0%. Since the Company has not yet adopted SFAS No. 123R, it elected not to charge the calculated value of $3,975 to compensation expense in the year granted.

Warrants

In connection with its merger during 2004, the Company issued warrants to purchase 3,203,750 shares of the Company's common stock. The options are exercisable at prices ranging from $0.01 to $0.60 per share and are exercisable for five years after their issuance.

Also, the Company assumed warrants previously issued by Knobias Holdings, Inc. under substantially the same terms in which they were originally issued. The warrants are for 18 months after the issuance of securities for the Company and are exercisable at a price of $3.25 per share.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock.

                      Warrants Outstanding                                    Warrants Exercisable
                      --------------------                                    --------------------
                                     Weighted Average        Weighed                       Weighted
                       Number     Remaining Contractual      Average          Number       Average
Exercise Prices     Outstanding        Life (Years)       Exercise Price    Exercisable  Exercise Price
---------------     -----------   ---------------------   --------------    -----------  --------------
$0.01 to $3.25         4,094,968          4.22               $  0.75         4,094,968       $   0.75
==============         =========          ====               =======         =========       ========

Transactions   involving  warrants  issued  to  investors  and  consultants  are summarized as follows:

                                                    Weighted Average
                                  Number of Shares  Price Per Share
                                  ----------------  ----------------
Outstanding at January 1, 2003          891,218       $       3.25
   Granted                                   --                 --
   Exercised                                 --                 --
   Canceled or expired                       --                 --
                                   ------------       ------------
Outstanding at December 31, 2003        891,218               3.25
   Granted                            3,203,750               0.05
   Exercised                                 --                 --
   Canceled or expired                       --                 --
                                   ------------       ------------
Outstanding at December 31, 2004      4,094,968       $       0.75
                                   ============       ============


The value of warrants was determined using the Company's estimate of value utilized during its merger and fund-raising efforts (which approximated fair market value) during November 2004. Warrants to purchase 3,000,000 shares of the Company's stock have been recorded as a debt discount (See Note D.). Other warrants were substantially the same as the fair market value of the new company at the time of their issuance. Therefore, no expense was recorded at that time.

NOTE I - SIGNIFICANT RISKS AND UNCERTAINTIES

The Company has a limited operating history and is currently pursuing a business strategy that is largely unproven. As a result, its ability to successfully implement its business plan is dependent on, among other things, its ability to generate sufficient cash flow through operations or additional debt or equity transactions to sustain business development efforts until revenues from customers reach levels that can support ongoing operations. The Company expects to continue to incur operating losses for the near future and there can be no assurance that profitability will be achieved or sustained.

The Company is heavily dependent upon its developed and purchased database, software and hardware products. As mentioned previously, the Company amortizes capitalized database and internal use software and depreciates purchased hardware and software on a straight-line basis over an estimated useful life of three to five years. Due to inherent technological changes in the computer hardware and software industry, the period over which such items are being amortized and depreciated may be longer than its actual useful life. In the event that this fact becomes apparent, the amortization and depreciation will have to be accelerated.

The Company is also heavily dependent on other vendors to provide access to the information it markets through its website. Various contracts have been entered into, mostly for a term of one year or month-to-month basis for the provision of this information. The failure of these vendors to supply the information contracted for would have a severe adverse impact on the Company's ability to provide future services to its customers.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

Legal Proceedings

The Company is party to lawsuits and other claims that arise in the ordinary course of business. The lawsuits assert claims related to the general business activities of the Company. The cases are being vigorously contested. In the regular course of business, management evaluates estimated losses or costs related to litigation, and provision is made for anticipated losses whenever management believes that such losses are probable and can be reasonably estimated. While management believes that the final resolution of pending legal proceedings will not have a material impact on the Company's financial position or results of operations, the final resolution of such proceedings could have a material adverse effect on the Company's financial position or results of operation.

NOTE J - INCOME TAXES

The Company has adopted Financial Accounting Standard Number 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $10,300,000, expire at various times from 2015 through 2024, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carry forward is approximately $2,800,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

The tax asset increased due to the accumulation during the year ended December 31, 2004, of additional net operating losses of approximately $2,500,000 or additional deferred tax assets of $875,000. Components of deferred tax assets as of December 31, 2004 are as follows:

         Non-Current:
         Net operating loss carry forward   $ 2,800,000
                                            -----------
         Valuation allowance                 (2,800,000)
                                            -----------
         Net deferred tax asset             $        --
                                            ===========

NOTE K - EARNINGS (LOSSES) PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                 2004           2003
                                             ------------   ------------
Net loss available for common stockholders   $ (2,811,127)  $ (1,830,803)
                                             ============   ============
Basic and fully diluted loss per share       $      (0.06)  $      (0.05)
                                             ============   ============
Weighted average common shares outstanding     43,984,884     34,911,941
                                             ============   ============

All per share information reflects the 1 for 3 reverse stock split effected on November 17, 2004.

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

NOTE L - LEASES AND COMMITMENTS

The Company has entered into leases for office and warehouse space that expire in at various times during 2004. Minimum lease payments for the year ending December 31, 2005, are $58,000 with none required thereafter.

The Company has entered into various agreements for the provision of custom-tailored stock quote displays and other information to be provided to subscribing customers over the Internet. The agreements are for periods ranging from 6 months to 2 years. Most of the contracts automatically renew unless specifically terminated by either party.

Rent expense for the years ending December 31, 2004 and 2003, totaled $114,000 and $98,000, respectively.

NOTE M - BUSINESS CONCENTRATION

The Company has two customers which represent 26% and 28% of its revenues for the years ended December 31, 2004 and 2003. The Company's does not have any vendors which accounted for more than 10% of total purchases.

NOTE N - SUBSEQUENT EVENT

Under the Securities Purchase Agreement dated November 15, 2004, (See Note D), the remaining $225,000 of the amount to be advanced was received by the Company on January 28, 2005.

On March 15, 2005, the Company entered into a Securities Purchase Agreement with DCOFI Master LDC for the issuance of $550,000 in Senior Subordinated Notes in exchange for the Securities Purchase Agreement previously issued to the same company in the amount of $500,000. The effect of this agreement is to extend the due date of the notes to September 1, 2006. In connection with this agreement, the Company issued warrants to purchase 323,530 shares of the Company's common stock. These warrants are exercisable until five years from the date of issuance at a purchase price of $0.85 per share. The Company also issued a second priority lien in substantially all of the Company's assets, which is junior to that granted to the holders of the Company's 8% Secured Convertible Notes.

On April 8, 2005, the Company and Cornell reached an agreement to terminate the Standby Equity Distribution Agreement.

NOTE O - GOING CONCERN

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the year ended December 31, 2004, the Company incurred a loss of $2,811,127. The Company's current liabilities exceeded its current assets by $170,744 as of December 31, 2004. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing. The Company is also actively marketing its products in order to increase its customer base and revenues. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

                                  KNOBIAS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                  March 31, 2005   December 31, 2004
                                                                  --------------   -----------------
                                                                   (Unaudited)
ASSETS
Current assets:
 Cash                                                              $     60,316      $    242,692
 Accounts receivable                                                    157,033            97,849
 Prepaid expenses                                                        41,467            27,559
                                                                   ------------      ------------
  Total current assets                                                  258,816           368,100

 Property, equipment, and database development: (Note C)              1,230,480         1,227,271
 Less: accumulated amortization and depreciation                        996,587           976,151
                                                                   ------------      ------------
 Property, equipment, and database development, net                     233,893           251,120

Other assets                                                              7,971             7,971
                                                                   ------------      ------------

Total assets                                                       $    500,680      $    627,191
                                                                   ============      ============

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                  $    354,665      $    202,788
 Current portion of long-term debt (Note D)                               3,128           242,917
 Accrued liabilities                                                    172,324            93,139
                                                                   ------------      ------------
  Total current liabilities                                             530,017           538,844

Long-term liabilities:
  Note payable long-term  (Note D)                                      885,616           257,731
                                                                   ------------      ------------

Commitment and Contingencies                                                 --                --

(Deficiency in) stockholders' equity:
Preferred stock Series A, par value; $0.01; authorized 5,000,000 shares; 958,333 shares issued and outstanding at March 31, 2005 and December 31, 2004
(Note F)                                                              1,150,000         1,150,000
Common stock, par value; $0.01, authorized 95,000,000 shares;
50,666,667 and 50,766,667 shares issued and outstanding at March
31, 2005 and December 31, 2004 (Note F)                                 506,667           507,667
Additional paid-in capital (Note F)                                   9,793,936         9,793,936
Accumulated deficit                                                 (12,365,656)      (11,620,987)
                                                                   ------------      ------------

Total (deficiency in) stockholders' equity                             (915,053)         (169,384)
                                                                   ------------      ------------

Total liabilities and (deficiency in) stockholders' equity:        $    500,680      $    627,191
                                                                   ============      ============

See accompanying notes to unaudited condensed consolidated financial statements

                                  KNOBIAS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                        For the Three Months
                                                           Ended March 31,
                                                        2005            2004
                                                   ------------    ------------
Revenues:
Subscription revenue                               $    503,187    $    456,764
Information provisioning                                 47,699          45,000
                                                   ------------    ------------

Total revenue                                           550,886         501,764

Operating Expenses:
Product related costs                                   656,512         497,078
Selling, general and administrative                     476,607         238,676
Depreciation and amortization                            20,436          22,432
                                                   ------------    ------------
Total operating expenses                              1,153,555         758,186

(Loss) from operations                                 (602,669)       (256,422)

Other income (expense):
Interest income                                             828              18
Merger related costs (Note B)                                --              --
Miscellaneous income                                         --           5,828
Interest (expense)                                     (142,828)        (52,780)
                                                   ------------    ------------

Total other income (expense)                           (142,000)        (46,934)

Loss before provision for income taxes                 (744,669)       (303,356)

Provision for income taxes                                   --              --
                                                   ------------    ------------

Net loss                                           $   (744,669)   $   (303,356)
                                                   ============    ============

Loss per share (basic and fully diluted)           $      (0.01)   $      (0.01)
                                                   ============    ============

Basic and diluted weighted average number
  of shares outstanding,                             50,666,667      43,103,669
                                                   ============    ============

See accompanying notes to unaudited condensed consolidated financial statements

                                  KNOBIAS, INC.
      CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                   (UNAUDITED)

                               Preferred    Preferred                    Common     Additional
                                  "A"      "A" Shares      Common        Shares       Paid In      Accumulated
                                Shares       Amount        Shares        Amount       Capital        Deficit        Total
                               ---------   -----------   ----------    ---------    -----------   ------------    ----------
Balance at January 1, 2005       958,333   $ 1,150,000   50,766,667    $ 507,667    $ 9,793,936   $(11,620,987)   $ (169,384)
Shares returned- issued for
  expenses (Note F)                   --            --     (100,000)      (1,000)            --             --        (1,000)
Net loss                              --            --           --           --             --       (744,669)     (744,669)
                               ---------   -----------   ----------    ---------    -----------   ------------    ----------
Balance at March 31, 2005        958,333   $ 1,150,000   50,666,667    $ 506,667    $ 9,793,936   $(12,365,656)   $ (915,053)
                               =========   ===========   ==========    =========    ===========   ============    ==========



See accompanying notes to unaudited condensed consolidated financial statements

                                  KNOBIAS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                          --------------------------
                                                              2005           2004
                                                          -----------    -----------
Cash flows from operating activities
 Net loss                                                 $  (744,669)   $  (303,356)
 Adjustments to reconcile net loss to net
  cash used in operating activities
  Depreciation and amortization                                20,436         22,432
  Amortization of debt issuance costs                         109,969             --
  Prior period costs deducted in current period                (1,000)            --
  Changes in operating assets and liabilities
   (Increase) in accounts receivable                          (59,184)       (82,243)
   Decrease (increase) in prepaid expenses                     14,717         12,537
   Decrease (increase) in other assets                             --          9,022
   Increase in accounts payable and accrued expenses          244,229         55,259
   Increase in deferred revenue                                 8,208         (2,092)
                                                          -----------    -----------
    Net cash used in operating activities                    (407,294)      (288,441)
                                                          -----------    -----------
Cash flows provided by (used in) investing activities

 Capital expenditures                                              --        (10,979)
                                                          -----------    -----------

    Net cash provided by (used in) investing activities            --        (10,979)
                                                          -----------    -----------
Cash flows from financing activities
 Issuance of common stock                                          --        488,000
 Issuance of preferred stock                                       --             --
 Repayment of debt                                                (82)       (25,080)

 Proceeds from notes payable                                  225,000             --
                                                          -----------    -----------

    Net cash provided by financing activities                 224,918        462,920

    Net increase (decrease) in cash                          (182,376)       163,500

Cash, beginning of period                                     242,692        165,357
                                                          -----------    -----------
Cash, end of period                                       $    60,316    $   328,857
                                                          ===========    ===========

Supplemental disclosure of cash flow information

Cash transactions:
 Cash paid for interest                                   $        --    $    12,642
 Income taxes                                                      --             --

Non-cash transactions:
    Stockholder loans converted to stock                      174,993             --
 Subordinated debt converted to stock                       1,050,000             --
Equipment purchases under vendor finance agreements             3,209             --
Accrued and prepaid interest re-financed into new debt         50,000             --

See accompanying notes to unaudited condensed consolidated financial statements

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three month period ended March 31, 2005, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited consolidated financial statements should be read in conjunction with the consolidated December 31, 2004, financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Nature of Business and Principles of Consolidation

Knobias, Inc. ("the Company" or "Knobias") was formed in November 2004, under the laws of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"). On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.

The Company's primary subsidiary Knobias.com, LLC (formerly Penny PI, LLC) was formed on September 4, 1998, under the laws of the State of Mississippi pursuant to the Mississippi Limited Liability Company Act. Penny PI, LLC was organized to design and implement an Internet website for the provision of subscriber based information and investigative services relating to over-the-counter bulletin board companies, commonly referred to as "penny stocks."

Knobias consolidates, maintains and markets data from the world's largest electronic database of historical and real-time information covering thousands of Outside Market companies. Outside Market companies include those companies that trade publicly "over-the-counter" in such markets as the Over-the-Counter Bulletin Board(TM), the Pink Sheets(TM), and the NASDAQ SmallCap Market (TM), as well as entrepreneurial private companies. The Company's database development and marketing efforts are focused toward servicing institutional customers rather than retail investors. The Company has developed a new website under the Knobias.com name, and discontinued supporting the original Penny PI website.
Management of the Company believes that Knobias is the first and largest unbiased resource for Outside Market intelligence.

The accompanying consolidated financial statements include the accounts of Knobias, Inc. and its wholly-owned subsidiary, Knobias.Com, LLC. All Intercompany balances and transactions have been eliminated in consolidation. Knobias Holdings, Inc. and Kollage, LLC are inactive subsidiaries of the Company. Prior to the merger and the 100% consolidation of Kollage, LLC, its income and expenses were included in the financial statements of Knobias Holdings, Inc.

On June 30, 2004, Consolidated Travel Systems, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Knobias Holdings, Inc., a privately held Delaware corporation ("Knobias"),and KHI Acquisition, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"). Pursuant to the Merger, KHI Acquisition, Inc. has been dissolved.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONT')

Revenue Recognition

For revenue from services, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition. SAB No. 104 updated and revised the existing revenue recognition policies to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements-Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The Company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the Company's financial statements.

Subscription services revenues are recognized over the period that services are provided. Other revenues, which consist principally of the provision of information through its website, are recognized as the services are performed or when the goods are delivered. Deferred revenue consists primarily of monthly, semi-annual, and annual prepaid subscription fees billed or collected in advance.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company's customers are concentrated in the investment sector and it periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts at March 31, 2005, and December 31, 2004, is $53,000 and $43,000, respectively.

Stock Based Compensation

Stock option grants are accounted for in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation expense is recognized for stock options granted if the option price is not less than the fair market value of the underlying stock at the grant date. For the period ended March 31, 2005, and for the year ended December 31, 2004, no stock based compensation expense was included in the determination of net loss as all options granted during the years had an exercise price equal to the estimated market value of the stock on the date of grant.

Stock-based awards to non-employees are accounted for under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONT')

Had compensation expense been determined on the basis of fair value pursuant to SFAS No. 123, using the minimum value method as a basis of determining fair values, net loss and net loss per share would have been increased as follows:

                                                    For the Three
                                                        Months        For the
                                                        Ended        Year Ended
                                                      March 31,     December 31,
                                                        2005           2004
                                                    -------------   ------------
Net loss, as reported                                 $(744,669)   $ (2,811,127)
Add: Total stock based employee compensation
expense as reported under intrinsic value method
(APB. No. 25)                                                --              --
Less stock based compensation expense determined
under fair value method for all stock options
(SFAS No. 123)                                               --          (3,975)
                                                      ----------   -------------
Pro forma net loss                                    $(744,669)   $ (2,815,102)
                                                      ==========   =============

Basic loss per share
  As reported                                           $ (0.01)        $ (0.06)
                                                        ========        ========
  Pro forma                                             $ (0.01)        $ (0.06)
                                                        ========        ========

See discussion of pricing of and additional information on these options included in Note F.

Accounts Receivable

The allowance for doubtful accounts at March 31, 2005, was $53,000.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising expenses were $7,000 and $3,000 for each of the three months ended March 31, 2005 and 2004, respectively.

Reclassifications

Certain  reclassifications have been made in prior period's financial statements
to   conform   to   classifications   used   in  the   current   period.   These
reclassifications had no effect on reported losses.

NOTE B - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE

Knobias, Inc. ("the Company" or "Knobias") was formed in November 2004, under the laws of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"). On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE B - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE (CONT')

Effective with the agreement, all previously outstanding stock owned by COVSA's stockholders were exchanged for a total of 2,500,000 shares of the Knobias Holdings, Inc. common stock, along with a cash payment of $400,000, less any filing fees.

The total consideration paid was $670,733 and the significant components of the transaction are as follows:

Common stock retained (at par value)                            $  25,000
Assets acquired                                                        --
Liabilities assumed                                                    --
Cash paid ($400,000 less filing fees)                             399,367
                                                                ---------
Consideration given to original COVSA shareholders                424,367
Common stock issued for services provided (at par value)           20,341
Commissions and fees paid                                         226,025
                                                                ---------
     Total consideration/organization costs                     $ 670,733
                                                                =========

In accordance with accounting principles generally accepted in the United States, these amounts have been expensed and are reflected in the accompanying statement of operations as a non-operating expense.

NOTE C - PROPERTY, EQUIPMENT, AND DATABASE DEVELOPMENT

Major classes of property and equipment are as follows:

                                                        March 31,   December 31,
                                                          2005          2004
                                                        ---------     ---------
Furniture, equipment and leasehold improvements        $  174,384    $  174,384
Computer hardware and software                            447,552       444,343
Website and database development                          608,544       608,544
                                                        ---------     ---------
Total property, equipment, and database development     1,230,480     1,227,271

Less:  accumulated amortization                          (608,544)     (608,544)
Less: accumulated depreciation                           (388,043)     (367,607)
                                                        ---------     ---------
Total accumulated depreciation                           (996,587)     (976,151)

Property, equipment and database development, net       $ 233,893    $  251,120
                                                        =========    ==========

Depreciation and amortization expense was $20,436 and $22,432 for the three months ended March 31, 2005 and 2004, respectively.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND SUBORDINATED DEBT

                                           March 31, 2005      December 31, 2004
                                           --------------      -----------------
Securities    Purchase   Agreement   for
$550,000  bearing  interest  at 12% with
interest   payable   monthly,   maturing
September   1,   2006.   The   Agreement
provides   that  an  additional  4%  per
annum,  payable  monthly,  is due on the
balance until it is paid in full. In the
event that the Company  raises more than
$2,000,000   from   the   sale   of  its
securities, it is obligated to repay the
notes plus accrued interest immediately.
DCOFI   Master,   LDC   holds  a  second
priority  lien on  substantially  all of
the  Company's  assets.   This  lien  is
junior  to  the  lien   granted  to  the
holders of the Secured Convertible Notes
issued November 15, 2004.                     $ 550,000             $ 275,000

Debt issuance costs,  net of accumulated
amortization  of  $11,667  and $2,917 at
March 31, 2005 and December 31, 2004            (23,333)              (32,083)
                                              ---------             ---------
                                                526,667               242,917
                                              ---------             ---------
Line  of  credit   equipment   financing
$15,000  limit,  variable  interest rate
(20.49% at March 31, 2005), with payments
due monthly                                       3,128                    --

Secured  Convertible Notes,  interest at
8% payable  quarterly,  due  November 1,
2006.  The notes are  convertible at any
time,   at  the   option   of  the  note
purchaser,  into  the  Company's  common
stock at the  initial  conversion  price
(subject  to  adjustment)  of $0.60  per
share;  however,  the  conversion  price
will be  reduced  to $0.30  per share in
the event that either (1) the  Company's
annualized  pre-tax  net  income for the
three-month  period ending  December 31,
2005, is less than $2,000,000 or (2) the
volume  weighted  average  trading price
for the  Company's  common stock for the
month  of  December  2005 is  less  than
$1.00 per share.  The investors of these
notes are secured by a security interest
in  substantially  all of the  Company's
assets   and   a   guarantee    by   its
subsidiaries.   At  the   time   of  the
issuance of the notes,  the Company also
issued to the note  purchasers  warrants
to purchase an  aggregate  of  3,000,000
shares of the  Company's  common  stock.
The warrants may be exercised,  in whole
or in  part,  at any  time  within  five
years from the date of the  issuance  of
the  notes,  for an  exercise  price  of
$0.01 per share.                              1,000,000             1,000,000

Debt issuance costs,  net of accumulated
amortization  of  $15,625  and $6,250 at
March 31, 2005 and December 31, 2004            (59,375)              (68,750)

Debt   discount--beneficial   conversion
feature, net of accumulated amortization
of $55,261 and $22,104 at March 31, 2005
and December 31, 2004                          (209,991)             (243,148)

Debt  discount--value   attributable  to
warrants   attached  to  notes,  net  of
accumulated   amortization   of  $97,912
and  $39,125  at   March  31,  2005  and
December 31, 2004                              (371,685)             (430,371)
                                             ----------            ----------
                                                358,949               257,731
                                             ----------            ----------
Total                                        $  888,744            $  500,648
Less: current portion of long-term debt           3,128              (242,917)
                                             ----------            ----------
Note payable - long-term                     $  885,616            $  257,731
                                             ----------            ==========

In connection with issuance of the Securities Purchase Agreement and in accordance with EITF Issue 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, the Company recognized an imbedded beneficial conversion feature present in the Securities Purchase Agreement. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $265,252 of the proceeds, which is the amount allocated based on the fair value of the combined debt and equity instruments included in the agreement. This discount has been recorded as additional paid in capital and as a discount against the Securities Purchase Agreement issued during the year ending December 31, 2004. The debt discount attributed to the beneficial conversion feature is amortized over the securities' twenty-four month duration as interest expense.

In connection with the placement of the Securities Purchase Agreement, the Company issued warrants granting the holders the right to acquire 3,000,000 shares of the Company's common stock at $0.01 per share. In accordance with EITF Issue 00-27, Application of EITF Issue 98-5 to Certain Convertible Instruments, the Company recognized the value attributable to the warrants in the amount of $469,496 (calculated as a pro rata value of all equity and debt instruments issued in the transaction) to additional paid-in-capital and a discount against the debt issued during 2004. The Company valued the warrants in accordance withy EITF 00-27; using the Company's estimate of fair value at that time of the securities at the date of issue which was $0.60.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE E - ACCRUED LIABILITIES

Accrued liabilities are as follows:


                                              March 31,         December 31,
                                                2005               2004
                                                ----               ----
Accrued payroll                               $ 83,754           $ 42,167
Accrued interest                                22,836             11,375
Miscellaneous accrued expenses                  40,536             22,607
Deferred revenue                                25,198             16,990
                                              --------           --------
Total accrued liabilities                     $172,324           $ 93,139
                                              --------           ========

NOTE F - STOCKHOLDER'S EQUITY

The Company is authorized to issues 95,000,000 shares of its common stock and has 50,766,667 and 50,666,667 shares outstanding at March 31, 2005, and December 31, 2004, respectively. Holders of the Class A common stock are entitled to one vote per share. The Company is authorized to issue 5,000,000 shares of Series A preferred stock at March 31, 2005 and December 31, 2004. The Company has 958,333 shares of Series A preferred stock issued and outstanding at March 31, 2005 and December 31, 2004.

Common Stock

In January 2005, the Company received back 100,000 shares of common stock valued at $1,000 issued in exchange for expenses.

Series A Preferred Stock

In November 2004, the Company accepted subscription agreements for gross proceeds of $1,150,000 for 958,333 shares of its Series A Preferred Stock for $1.20 per share. Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to the Company or are themselves customers of the Company will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by the Company from each referred customer and from the holder itself for (i) access to Knobias' internet-based financial services platform and (ii) execution of customer securities transactions.

Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment, as defined in the agreement. There were no beneficial conversion discounts associated with this preferred stock.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE G - STOCK OPTIONS AND WARRANTS

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company employees and consultants. These options were granted in lieu of cash compensation for services performed.

                           Options Outstanding                                   Options Exercisable
                           -------------------                                   -------------------
                                      Weighted Average         Weighed                        Weighted
                      Number        Remaining Contractual      Average         Number         Average
Exercise Prices     Outstanding         Life (Years)        Exercise Price   Exercisable   Exercise Price
---------------     -----------     ---------------------   --------------   -----------   --------------
 $1.295-$3.004        158,500               8.26               $ 2.00           65,500         $ 3.004
                      =======               ====               ======           ======         =======

Transactions involving options issued to employees summarized as follows:

                                      Number of        Weighted Average
                                        Shares         Price Per Share
                                      ---------        ----------------
Outstanding at January 1, 2003           89,750             $ 3.004
   Granted                                   --                  --
   Exercised                                 --                  --
   Canceled or expired                 (24,250)                  --
                                        -------             -------
Outstanding at December 31, 2003         65,500             $ 3.004
   Granted                               93,000               1.295
   Exercised (Note F)                        --                  --
   Canceled or expired                       --                  --
                                        -------             -------
Outstanding at December 31, 2004        158,500             $  2.00
                                        =======             =======
   Granted                                   --                  --
   Exercised                                 --                  --
   Canceled or expired                       --                  --
                                        -------             -------
Outstanding at March 31, 2005           158,500             $  2.00
                                        =======             =======

The Company granted stock options for 93,000 shares to shareholders during the year ended December 31, 2004. The estimated value of the options granted to shareholders during the year ended December 31, 2004, was determined using the Black-Scholes option pricing model and the following assumptions: expected term of 1 year, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 0%. Since the Company has not yet adopted SFAS No. 123R, it elected not to charge the calculated value of $3,975 to compensation expense in the year granted.

Warrants

In connection with its merger during 2004, the Company issued warrants to purchase 3,203,750 shares of the Company's common stock. The options are exercisable at prices ranging from $0.01 to $0.60 per share and are exercisable for five years after their issuance.

Also, the Company assumed warrants previously issued by Knobias Holdings, Inc. under substantially the same terms in which they were originally issued. The warrants are for 18 months after the issuance of securities for the Company and are exercisable at a price of $3.25 per share.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE G - STOCK OPTIONS AND WARRANTS (CONT')

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock.

                         Warrants Outstanding                                     Warrants Exercisable
                         --------------------                                     --------------------
                                       Weighted Average         Weighed                         Weighted
                       Number        Remaining Contractual      Average          Number         Average
Exercise Prices     Outstanding          Life (Years)        Exercise Price   Exercisable    Exercise Price
----------------    -----------      ---------------------   --------------   -----------    --------------
  $0.01 to $3.25     4,094,968              3.89                $  0.75        4,094,968        $   0.75
  ==============     =========              ====                =======        =========        ========

Transactions   involving  warrants  issued  to  investors  and  consultants  are summarized as follows:

                                        Number of        Weighted Average
                                         Shares          Price Per Share
                                        ---------        ----------------
Outstanding at January 1, 2003            891,218             $   3.25
   Granted                                      -                    -
   Exercised                                    -                    -
   Canceled or expired                          -                    -
                                        ---------             --------
Outstanding at December 31, 2003          891,218                 3.25
   Granted                              3,203,750                 0.05
   Exercised                                    -                    -
   Canceled or expired                          -                    -
                                        ---------             --------
Outstanding at December 31, 2004        4,094,968                 0.75
                                        ---------

   Granted                                      -                    -
   Exercised                                    -                    -
   Canceled or expired                          -                    -
                                        ---------             --------
Outstanding at March 31, 2005           4,094,968             $   0.75
                                        =========             ========

The value of warrants was determined using the Company's estimate of value utilized during its merger and fund-raising efforts (which approximated fair market value) during November 2004. Warrants to purchase 3,000,000 shares of the Company's stock have been recorded as a debt discount (See Note D.). Other warrants were substantially the same as the fair market value of the new company at the time of their issuance. Therefore, no expense was recorded at that time.

NOTE H- BUSINESS CONCENTRATION

The Company has one customer which represent 17% of its revenues for the three months ended March 31, 2005. The Company's does not have any vendors which accounted for more than 10% of total purchases.

NOTE I - SIGNIFICANT RISKS AND UNCERTAINTIES

The Company has a limited operating history and is currently pursuing a business strategy that is largely unproven. As a result, its ability to successfully implement its business plan is dependent on, among other things, its ability to generate sufficient cash flow through operations or additional debt or equity transactions to sustain business development efforts until revenues from customers reach levels that can support ongoing operations. The Company expects to continue to incur operating losses for the near future and there can be no assurance that profitability will be achieved or sustained.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE I - SIGNIFICANT RISKS AND UNCERTAINTIES (CONT')

The Company is heavily dependent upon its developed and purchased database, software and hardware products. As mentioned previously, the Company amortizes capitalized database and internal use software and depreciates purchased hardware and software on a straight-line basis over an estimated useful life of three to five years. Due to inherent technological changes in the computer hardware and software industry, the period over which such items are being amortized and depreciated may be longer than its actual useful life. In the event that this fact becomes apparent, the amortization and depreciation will have to be accelerated.

The Company is also heavily dependent on other vendors to provide access to the information it markets through its website. Various contracts have been entered into, mostly for a term of one year or month-to-month basis for the provision of this information. The failure of these vendors to supply the information contracted for would have a severe adverse impact on the Company's ability to provide future services to its customers.

Legal Proceedings

The Company is party to lawsuits and other claims that arise in the ordinary course of business. The lawsuits assert claims related to the general business activities of the Company. The cases are being vigorously contested. In the regular course of business, management evaluates estimated losses or costs related to litigation, and provision is made for anticipated losses whenever management believes that such losses are probable and can be reasonably estimated. While management believes that the final resolution of pending legal proceedings will not have a material impact on the Company's financial position or results of operations, the final resolution of such proceedings could have a material adverse effect on the Company's financial position or results of operation.

NOTE J - LEASES AND COMMITMENTS

The Company has entered into leases for office and warehouse space that expire in at various times during 2004. Minimum lease payments for the year ending December 31, 2005, are $58,000 with none required thereafter.

The Company has entered into various agreements for the provision of custom-tailored stock quote displays and other information to be provided to subscribing customers over the Internet. The agreements are for periods ranging from 6 months to 2 years. Most of the contracts automatically renew unless specifically terminated by either party.

Rent expense for each of the three months ending March 31, 2005 and 2004, totaled $23,000 and $23,000, respectively.

NOTE K - SUBSEQUENT EVENT

On April 7, 2005, the Company entered into a Subordinated Promissory Note in the amount of $50,000 with a director of the Company. In connection with this promissory note, the Company also issued a warrant to purchase 10,000 shares of the Company's common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.75 per share. The Subordinated Promissory Note bears interest at 12% per annum, payable monthly, and matures on October 7, 2005. The Company has the option to prepay the principal and all accrued interest, at any time prior to the date of maturity.

On April 28, 2005, the Company entered into a Line of Credit agreement with a local bank for $300,000 bearing interest at prime plus two percent and maturing on April 27, 2006. The Company may make periodic draws under this agreement, as deemed necessary by management. The Line of Credit is guaranteed by certain of the Company's shareholders and board of directors.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

NOTE L - GOING CONCERN

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the quarter ended March 31, 2005, the Company incurred a loss of $744,669. The Company's current liabilities exceeded its current assets by $271,201 as of March 31, 2005. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing. The Company is also actively marketing its products in order to increase its customer base and revenues. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

--------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.



                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY                                                           2
RISK FACTORS                                                                 5
USE OF PROCEEDS                                                             13
SELLING STOCKHOLDERS                                                        14
PLAN OF DISTRIBUTION                                                        17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS                                      19
BUSINESS                                                                    28
MANAGEMENT                                                                  33
EXECUTIVE COMPENSATION                                                      35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              42
DESCRIPTION OF SECURITIES                                                   45
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES                              51
LEGAL MATTERS                                                               51
EXPERTS                                                                     51
AVAILABLE INFORMATION                                                       51
INDEX TO FINANCIAL STATEMENTS                                               53

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                             UP TO 7,516,668 SHARES
                                     OF OUR
                                 OF COMMON STOCK



                                  Knobias, Inc.


                                ----------------
                                   PROSPECTUS
                                ----------------



                                 August 3, 2005





--------------------------------------------------------------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Our Amended and Restated Certificate of Incorporation provides that we will indemnify our officers, directors, employees, and agents to the fullest extent permitted by the Delaware General Corporate Law. Under the Delaware General Corporate Law, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification probably would be limited to reasonable expenses (including attorneys' fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to the corporation, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of ours has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

         We have entered into indemnification agreements with our directors and executive officers providing for indemnification consistent with the foregoing.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

    Nature of Expense                                             Amount
    -----------------                                           -----------
    SEC Registration fee                                          2,040.68
    Accounting fees and expenses                                  5,000.00*
    Legal fees and expenses                                      45,000.00*
            TOTAL                                               $52,040.68*
                                                                ==========

* Estimated.

Item 26.  Recent Sales of Unregistered Securities.

         The following sets forth information regarding all sales of our unregistered securities during the past three years.


         On November 15, 2004, we consummated a "reverse merger" transaction (the "Merger"), in which we caused KHI Acquisition, Inc., a Delaware corporation and our recently organized, wholly owned subsidiary, to be merged with and into Knobias Holdings, Inc., a Delaware corporation ("Knobias"). As a result of the Merger, Knobias became our wholly owned subsidiary, and we issued 37,968,300 shares of our common stock to the former security holders of Knobias, representing approximately 75% of our outstanding common stock following the Merger, in exchange for 100% of the outstanding capital stock of Knobias and the conversion of certain outstanding debentures of Knobias. The consideration issued in the Merger was determined as a result of arm's-length negotiation between the parties. Prior to the transaction, there were 429 shareholders of record and after the transaction, there were 534 shareholders of record. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder. We received investment letters from all but one of the shareholders who received shares in the transaction stating that such shareholder was an accredited investor.


         Concurrently with the closing of the Merger, we also issued 9,531,700 shares of our common stock to Duncan Capital Group, LLC ("Duncan Capital") in exchange for its 50% membership interest in Kollage, LLC, a joint venture previously owned by Duncan Capital and Knobias, and the forgiveness of indebtedness in the aggregate amount of approximately $400,000 owed to Duncan Capital by Kollage.

         Prior to the Merger, our stockholders approved the Knobias, Inc. 2004 Stock Incentive Plan and reserved 5,000,000 shares of our common stock for stock options issued and issuable under that plan. At the time of the Merger, Knobias had outstanding stock options to purchase 158,500 shares of Knobias common stock, which outstanding options, pursuant to the Merger Agreement, were converted into options to purchase shares of our common stock. In addition, all outstanding warrants to purchase shares of Knobias common stock, issued by Knobias prior to the Merger, were amended to become warrants to purchase our common stock on the same terms and conditions as those warrants issued by Knobias. At the closing of the Merger, all of the outstanding Knobias warrants were exercisable for an aggregate of 891,218 shares of Knobias common stock, and were amended to become warrants to purchase a like number of shares of our common stock.

         Simultaneously with the closing of the Merger transaction, we issued 958,333 shares of Series A Preferred Stock to four institutional investors at a price of $1.20 per share, in a transaction exempt from the registration requirements of the federal securities laws. The gross proceeds from such transaction were $1,150,000. The shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investors were all "accredited investors" as that term is defined under Regulation D. The investors were all provided a confidential private offering memorandum and executed subscription agreements in which they made representations regarding their sophistication and qualification as accredited investors. The proceeds of the private placement were used to pay certain expenses in connection with the Merger, repay certain indebtedness, and for other general corporate purposes.


         As described above, simultaneously with the closing of the Merger transaction, we executed the Standby Equity Distribution Agreement with Cornell Capital. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of our common stock, par value $.01 per share, for a total purchase price of up to $10 million. Upon execution of the Standby Equity Distribution Agreement, Cornell Capital received 666,667 shares of common stock and a structuring fee of $15,000. Such shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon the representation of Cornell Capital that it is an "accredited investor" as that term is defined under Regulation D. On April 8, 2005, Cornell Capital Partners L.P. agreed to terminate the Standby Equity Distribution Agreement.

         As described above, on November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to the Note Purchasers an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006 (the "Notes") and issued warrants to the Note Purchasers to purchase an aggregate of 3,000,000 shares of common stock at an exercise price of $.01 per share. Such securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon the representation of the Note Purchasers that each is an "accredited investor" as that term is defined under Regulation
D. The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). We utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

         In connection with the private placement of Series A Preferred Stock and the issuance of the Notes, we paid a sales commission in the amount of $136,500 to Duncan Capital, LLC, a registered broker-dealer, of which amount $50,000 was paid through the issuance of Series A Preferred Stock. In addition, we issued a warrant to Duncan Capital, LLC, to purchase 178,750 shares of common stock at an exercise price of $.60 per share.


         On November 17, 2004, we effected a 1:3 reverse stock split.


         All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

         Item 27.  Exhibits.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Knobias, a Delaware corporation.


Exhibit No        Description
----------        -----------
2.1               Agreement and Plan of  Reorganization,  dated as of June 30, 2004, by and among Knobias Holdings,
                  Inc.,  Consolidated  Travel Systems,  Inc. And KHI Acquisition,  Inc., filed as an exhibit to the current  report on Form 8-K filed with the  Commission on July 14, 2004 and  incorporated  herein by reference.

2.2               First  Amendment to Agreement  and Plan of  Reorganization,  dated as of October 25, 2004, by and among Knobias  Holdings,  Inc.,  Consolidated  Travel Systems,  Inc. And KHI  Acquisition,  Inc.,
                  filed as an exhibit to the current  report on Form 8-K filed with the  Commission on November 19,
                  2004 and incorporated herein by reference.

3.1               Certificate  of  Incorporation  of the Company  and all  amendments  thereto  prior to the Merger transaction,  filed as an  exhibit to the  registration  statement  on Form 10-SB  filed with the
                  Commission on November 9, 2001 and incorporated herein by reference.

3.2               By-Laws of the Company prior to the Merger  transaction,  filed as an exhibit to the registration statement on Form 10-SB filed with the  Commission  on November 9, 2001 and  incorporated  herein by reference.

3.3               Amended and Restated  Certificate of Incorporation  of Knobias,  Inc., filed as an exhibit to the current  report on Form 8-K filed with the  Commission  on  November  19,  2004 and  incorporated herein by reference.

3.4               Amended and Restated Bylaws of Knobias,  Inc.,  filed as an exhibit to the current report on Form
                  8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

3.5               Certificate of Designation of Series A Preferred Stock of Knobias,  Inc.,  filed as an exhibit to the current  report on Form 8-K filed with the  Commission on November 19, 2004 and  incorporated herein by reference.

3.6               Certificate of Merger of KHI  Acquisition,  Inc. with and into Knobias  Holdings,  Inc., filed as an exhibit to the current  report on Form 8-K filed with the  Commission on November 19, 2004 and incorporated herein by reference.

4.1               Instruments  defining  rights of holders,  filed as an exhibit to the  registration  statement on
                  Form 10-SB filed with the Commission on November 9, 2001 and incorporated herein by reference.

4.2               Standby  Equity  Distribution  Agreement  dated as of November 15, 2004,  by and between  Cornell
                  Capital  Partners,  LP and the  Company,  filed as an exhibit to the  current  report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.3               Registration  Rights  Agreement  dated as of November 15, 2004,  by and between  Cornell  Capital
                  Partners,  LP and the Company,  filed as an exhibit to the current  report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.4               Escrow  Agreement dated as of November 15, 2004, by and among Cornell Capital  Partners,  LP, the
                  Company and David  Gonzalez,  Esq.,  filed as an exhibit to the current  report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.




                                      II-4

4.5               Placement Agent  Agreement dated as of November 15, 2004, by and among Cornell Capital  Partners,
                  LP, the Company and Newbridge Securities  Corporation,  filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.6               Registration  Rights  Agreement  dated as of November 15, 2004,  by and among the Company and the holders of the Company's Series A Preferred  Stock,  filed as an exhibit to the current report on
                  Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

4.7               Securities  Purchase  Agreement dated as of November 15, 2004, by and between the Company and the
                  Note  Purchasers,  filed  as an  exhibit  to the  current  report  on Form  8-K  filed  with  the
                  Commission on November 19, 2004 and incorporated herein by reference.

4.8               Form of 8% Secured  Convertible Note due November 1, 2006 of the Company,  filed as an exhibit to the current  report on Form 8-K filed with the  Commission on November 19, 2004 and  incorporated herein by reference.

4.9               Registration  Rights  Agreement dated as of November 15, 2004, by and between the Company and the
                  Note  Purchasers,  filed  as an  exhibit  to the  current  report  on Form  8-K  filed  with  the
                  Commission on November 19, 2004 and incorporated herein by reference.

4.10              Form of Common Stock  Purchase  Warrant  dated  November  15, 2004,  issued by the Company to the
                  Note  Purchasers,  filed  as an  exhibit  to the  current  report  on Form  8-K  filed  with  the
                  Commission on November 19, 2004 and incorporated herein by reference.

4.11              Security  Agreement  dated as of  November  15,  2004,  by and  between  the Company and the Note
                  Purchasers,  filed as an exhibit to the current  report on Form 8-K filed with the  Commission on
                  November 19, 2004 and incorporated herein by reference.

4.12              Form of Subsidiary  Guarantee  dated as of November 15, 2004,  filed as an exhibit to the current report on Form 8-K filed with the  Commission  on November  19, 2004 and  incorporated  herein by reference.

4.13              Form of  Warrant  issued to former  holders  of  Knobias  warrants,  filed as an  exhibit  to the current  report on Form 8-K filed with the  Commission  on  November  19,  2004 and  incorporated herein by reference.

4.14              Warrant to purchase  25,000 shares of common stock issued to Bridges and Pipes,  LLC, filed as an exhibit to the current  report on Form 8-K filed with the  Commission  on  November  19, 2004 and incorporated herein by reference.

4.15              Warrant to purchase  178,750  shares of common stock issued to Duncan  Capital,  LLC, filed as an exhibit to the current  report on Form 8-K filed with the  Commission  on  November  19, 2004 and incorporated herein by reference.

5.1               Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1              Knobias,  Inc. 2004 Stock Incentive  Plan,  filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

10.2              Form of Option  Agreement  entered  into with  former  holders  of Knobias  options,  filed as an exhibit to the current  report on Form 8-K filed with the  Commission  on  November  19, 2004 and incorporated herein by reference.

10.3              Indemnification  Agreement,  dated as of November 19, 2004, by and between the Company and E. Key
                  Ramsey.

10.4              Indemnification  Agreement,  dated as of November 19, 2004, by and between the Company and Robert
                  L. Atkins.



                                      II-5

10.5              Indemnification  Agreement,  dated as of November 19, 2004, by and between the Company and Joseph
                  L. Stephens.

10.6              Indemnification  Agreement,  dated as of November 19, 2004,  by and between the Company and Danny
                  M. Dunnaway.

10.7              Indemnification  Agreement,  dated as of  November  19,  2004,  by and  between  the  Company and
                  Gregory E. Ballard.

10.8              Indemnification  Agreement,  dated as of  November  19,  2004,  by and  between  the  Company and
                  Timothy J. Aylor.

10.9              Indemnification  Agreement,  dated as of November 19, 2004,  by and between the Company and Kevin
                  T. Crow.

10.10             E. Key Ramsey Employment Agreement.

10.11             Greg Ballard Employment Agreement.

21.1              List of  Subsidiaries,  filed as an  exhibit  to the  current  report on Form 8-K filed  with the
                  Commission on November 19, 2004 and incorporated herein by reference.

23.1              Consent of Horne LLP (filed herewith).

23.2              Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

23.3              Consent of legal counsel (see Exhibit 5.1).


Item 28.  Undertakings.

         The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Ridgeland, State of Mississippi, on August 9, 2005.

Dated: August 9, 2005             By: /s/ E. KEY RAMSEY
                                         ----------------------
                                         E. Key Ramsey
                                         President, Chief Executive Officer,
                                         Principal Accounting Officer and
                                         Principal Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                           Title                                           Date
/s/ E. KEY RAMSEY                   President, Chief Executive Officer,         August 9, 2005
----------------------              Chief Financial Officer, Chairman of
E. KEY RAMSEY                       the Board and Director

/s/ GREGORY E. BALLARD              Vice President, Chief Operating             August 9, 2005
----------------------              Officer and Director
Gregory E. Ballard

/s/ ROBERT L. ATKINS                Secretary and Director                      August 9, 2005
----------------------
Robert L. Atkins

                                    Director                                    August 9, 2005
----------------------
Timothy J. Aylor

/s/ DANNY M. DUNNAWAY               Director                                    August 9, 2005
----------------------
Danny M. Dunnaway

                                    Director                                    August 9, 2005
----------------------
Joseph L. Stephens

/s/ Kevin T. Crow                   Director                                    August 9, 2005
----------------------
Kevin T. Crow